SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement
☒  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Citizens South Banking Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒  No fee required.
☐  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
☐  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4) Proposed maximum aggregate value of transaction:

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

[Letterhead of Citizens South Banking Corporation]

April 10, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Citizens South Banking Corporation.  The Annual Meeting will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 12, 2008.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted.

The Annual Meeting is being held to elect two directors, to approve the Citizens South Banking Corporation 2008 Equity Incentive Plan and to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for 2008.

The Board of Directors of Citizens South Banking Corporation has determined that the matters to be considered at the Annual Meeting are in the best interest of Citizens South Banking Corporation and its stockholders.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” the election of directors, “FOR” the approval of the Citizens South Banking Corporation 2008 Equity Incentive Plan and “FOR” the ratification the of the appointment of Cherry, Bekaert & Holland, L.L.P. as independent registered public accounting firm for the year ending December 31, 2008.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting.  Your vote is important, regardless of the number of shares that you own.  Voting by proxy will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

\s\ Kim S. Price

Kim S. Price
President and Chief Executive Officer

Citizens South Banking Corporation
519 South New Hope Road
Gastonia, North Carolina 28054-4040
(704) 868-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 2008

Notice is hereby given that the Annual Meeting of Stockholders of Citizens South Banking Corporation will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 12, 2008 at 10:30 a.m., local time.

A proxy statement and proxy card for the annual meeting are enclosed.

The annual meeting is for the purpose of considering and acting upon:

1.	The election of two directors;

2.             The approval of the Citizens South Banking Corporation 2008 Equity Incentive Plan;

3.	The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2008; and

such other matters as may properly come before the annual meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.  Stockholders of record at the close of business on March 17, 2008 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.  A list of stockholders entitled to vote at the annual meeting will be available at 519 South New Hope Road, Gastonia, North Carolina, for a period of 10 days prior to the annual meeting and will also be available for inspection at the annual meeting.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF CITIZENS SOUTH BANKING CORPORATION A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.  HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

\s\ Paul L. Teem, Jr.

Paul L. Teem, Jr.
Secretary

Gastonia, North Carolina
April 10, 2008

IMPORTANT: A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT
of
CITIZENS SOUTH BANKING CORPORATION
519 South New Hope Road
Gastonia, North Carolina 28054-4040
(704) 868-5200

ANNUAL MEETING OF STOCKHOLDERS
MAY 12, 2008

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Citizens South Banking Corporation to be used at the Annual Meeting of Stockholders of Citizens South Banking Corporation, which will be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina 28054-5156, on May 12, 2008 at 10:30 a.m., local time, and all adjournments thereof.  The accompanying Notice of Annual Meeting of Stockholders and this proxy statement are first being mailed to stockholders on or about April 10, 2008.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof.  Proxies solicited on behalf of the Board of Directors of Citizens South Banking Corporation will be voted in accordance with the directions given thereon.  Please sign and return your proxy to our corporate secretary at Citizens South Banking Corporation in order for your vote to be counted.  Where no instructions are indicated, signed proxies will be voted “FOR” the proposals set forth in this proxy statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Citizens South Banking Corporation, Paul L. Teem, Jr., at the address of Citizens South Banking Corporation shown above, by filing a duly executed proxy bearing a later date or by voting in person at the annual meeting.  The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Citizens South Banking Corporation prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of Citizens South Banking Corporation common stock at the close of business on March 17, 2008 are entitled to one vote for each share held.  As of March 17, 2008, there were 7,625,859 shares of common stock issued and outstanding.  The presence in person or by proxy of at least a majority of the issued and outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.

In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. Our Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to us to enable the Board of Directors to implement and apply the Limit.

Persons and groups who beneficially own in excess of five percent of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth beneficial ownership of Citizens South Banking Corporation’s outstanding common stock, as of March 17, 2008, by those persons who held more than five percent of Citizens South Banking Corporation’s outstanding shares.  Information with respect to share ownership of directors and executive officers is included in “Proposal I – Election of Directors.”

Name and Address of Beneficial Owner	Amount of Shares Owned and Nature of Beneficial Ownership	Percent of Shares of Common Stock Outstanding

Mendon Capital Advisors Corp. (1) 150 Allens Creek Road Rochester, New York 14618	687,683	9.02%

Citizens South Bank Employee Stock Ownership Plan (2) 519 South New Hope Road Gastonia, North Carolina 28054-4040	418,276	5.48%
_________________
(1)	Based exclusively on a Schedule 13G filed by Mendon Capital Advisors Corp. with the Securities and Exchange Commission on February 14, 2008.
(2)	All shares are held on behalf of the plan by a third-party trustee.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

As to the election of directors, the proxy card provided by the Board of Directors enables a stockholder to vote “FOR” the election of the two nominees proposed by the Board of Directors or to “WITHHOLD AUTHORITY” to vote for the nominees being proposed.  Under Delaware law and our Certificate of Incorporation and Bylaws, directors are elected by a plurality of the shares voted at the annual meeting without regard to either broker non-votes or proxies as to which the authority to vote for the nominee is withheld.

As to the approval of the 2008 Equity Incentive Plan, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item.  The approval of the 2008 Equity Incentive Plan must be approved by a majority of the shares voted at the annual meeting without regard to broker non-votes or proxies marked abstain.

As to the ratification of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm, by checking the appropriate box a stockholder may vote “FOR” the item, vote “AGAINST” the item or “ABSTAIN” from voting on the item.  The ratification of the independent registered public accounting firm must be approved by a majority of the shares voted at the annual meeting without regard to broker non-votes or proxies marked abstain.

In the event at the time of the annual meeting there are not sufficient votes for a quorum or to approve or ratify any matter being presented, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Proxies solicited hereby will be returned to Citizens South Banking Corporation and will be tabulated by Kelly Woodward Byrd, CPA, Vice President and Controller of Citizens South Bank, the inspector of election designated by the Board of Directors of Citizens South Banking Corporation.

PROPOSAL I—ELECTION OF DIRECTORS

Effective at the annual meeting, the Board of Directors will be composed of six persons, and is divided into three classes with one class of directors elected each year.  Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify.  Two directors will be elected at the annual meeting.  The Board of Directors has nominated James J. Fuller and Charles D. Massey for three-year terms, each of whom has agreed to serve if elected.

The table below sets forth certain information, as of the record date, regarding the Board of Directors and our executive officers. Historical information includes service as a director with Citizens South Bank and its predecessors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below.  If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend.  At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected.  There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name	Age	Positions Held	Director Since	Current Term Expires	Shares of Common Stock Beneficially Owned(1)	Percent of Class

NOMINEES

James J. Fuller	64	Director	1972	2008	56,481(2)	*
Charles D. Massey	70	Director	1971	2008	112,967(2)	1.48%

DIRECTORS

Senator David W. Hoyle	69	Chairman	1975	2009	204,429(3)	2.67%
Ben R. Rudisill, II	64	Vice Chairman	1977	2009	137,950(4)	1.80%
Kim S. Price	52	President, Chief Executive Officer and Director	1997	2010	275,213(5)	3.54%
Eugene R. Matthews, II	51	Director	1998	2010	111,095(6)	1.45%

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gary F. Hoskins	45	Executive Vice President, Treasurer and Chief Financial Officer			127,102(7)	1.66%
Paul L. Teem, Jr.	60	Executive Vice President, Secretary and Chief Administrative Officer			199,689(8)	2.59%
Michael R. Maguire	50	Senior Vice President and Chief Credit Officer			54,813(9)	*
Daniel M. Boyd, IV	46	Executive Vice President and Chief Operating Officer			40,042(10)	*
J. Stephen Huffstetler	52	Senior Vice President			67,835(11)	*
Kimberly G. Cooke	39	Senior Vice President			11,459(12)	*
Ira M. Flowe, Jr.	43	Senior Vice President			12,238(13)	*
Patricia T. Kahle	48	Senior Vice President			984	*

All directors and executive officers as a group (16 persons)(14)					1,475,937(15)(16)	18.04%
__________________
(1)	Unless otherwise indicated, each person effectively exercises sole (or shared with spouse) voting and dispositive power as to the shares reported.
(2)	Includes 22,670 shares that may be acquired pursuant to presently exercisable stock options.
(3)	Includes 30,731 shares that may be acquired pursuant to presently exercisable stock options.
(4)	Includes 30,754 shares that may be acquired pursuant to presently exercisable stock options.
(5)	Includes 154,307 shares that may be acquired pursuant to presently exercisable stock options.
(6)
Includes 27,665 shares that may be acquired pursuant to presently exercisable stock options, plus 22,500 shares owned by a charitable foundation of which Mr. Matthews serves as President and as a trustee.

(7)	Includes 50,561 shares that may be acquired pursuant to presently exercisable stock options.
(8)	Includes 74,059 shares that may be acquired pursuant to presently exercisable stock options.
(9)	Includes 33,908 shares that may be acquired pursuant to presently exercisable stock options.
(10)	Includes 20,000 shares that may be acquired pursuant to presently exercisable stock options.
(footnotes continue on following page)

(continued from previous page)

(11)	Includes 35,476 shares that may be acquired pursuant to presently exercisable stock options.
(12)	Includes 7,852 shares that may be acquired pursuant to presently exercisable stock options.
(13)	Includes 4,500 shares that may be acquired pursuant to presently exercisable stock options.
(14)	Includes one former director and one former executive officer.
(15)
Includes 165,695 shares held indirectly by executive officers in Bank-sponsored qualified retirement plans, which consists of 78,393 shares allocated to the accounts of executive officers under the 401(k) Plan and excludes the remaining 197,329 shares owned by the 401(k) Plan for the benefit of employees, and 87,302 shares allocated to the accounts of executive officers under the ESOP and excludes the remaining 330,974 shares owned by the ESOP for the benefit of employees.  Under the terms of the 401(k) Plan and the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees.  Unallocated shares in the ESOP are voted by the ESOP trustee in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated shares, unless its fiduciary duty requires otherwise.

(16)	Includes 555,279 shares that may be acquired pursuant to presently exercisable stock options.
*	Less than 1%

The business experience for the past five years for each of Citizens South Banking Corporation’s directors who will serve through the annual meeting and executive officers is as follows:

Directors

Senator David W. Hoyle is a North Carolina State Senator and has served in that position since 1993.  Prior to that, Senator Hoyle was a self-employed real estate developer and investor.  Senator Hoyle has served as Chairman of the Board since January 1998. Senator Hoyle also serves as a director of The Shaw Group, a publicly traded company.

Ben R. Rudisill, II is the President of Rudisill Enterprises, Inc., a wholesale beverage distributor, and has served in that position since 1976.  Mr. Rudisill has served as Vice Chairman of the Board since January 1998.

Kim S. Price is the President and Chief Executive Officer of Citizens South Banking Corporation and Citizens South Bank, and has served in these positions since August 1997.

James J. Fuller is the President of Mount Holly Furniture Company, Inc., and has served in that position since 1972.  This corporation currently is primarily engaged in real estate.

Charles D. Massey is a private investor and retired in 2003 as the Managing Partner of Massey Properties, a real estate investment firm, a position he had served in since 1975.  From 1957 to 2000, Mr. Massey also served in various positions with The Massey Company, Inc., a wholesale industrial distributor, from which he retired in December 2000 as Director of Information Services.

Eugene R. Matthews, II is the Vice President and Regional Director of Stores of Belk, Inc., a department store chain, and has served in that position since 1998.  From 1980 to 1998, Mr. Matthews served as Senior Vice President and a director of Matthews-Belk Co., Inc., a department store chain.

Executive Officers Who are Not Directors

Gary F. Hoskins has served as Executive Vice President, Treasurer and Chief Financial Officer of Citizens South Banking Corporation and Citizens South Bank since August 1997.

Paul L. Teem, Jr. has served as Executive Vice President and Secretary of Citizens South Banking Corporation and Citizens South Bank since 1983, and Chief Administrative Officer since November 2000.

Michael R. Maguire has served as Senior Vice President and Chief Credit Officer of Citizens South Bank since May 1999.  Prior to that Mr. Maguire served as a Vice President and in various executive capacities in the commercial banking functions of First Union National Bank of North Carolina from 1984 to May 1999.

Daniel M. Boyd, IV has served as Executive Vice President of Citizens South Bank since September 2002, and was appointed Chief Operating Officer in February 2008.  Prior to joining Citizens South Bank, Mr. Boyd served as Executive Vice President - Commercial Lending at First Gaston Bank of North Carolina from 1995 to

September 2002.  Prior to that Mr. Boyd served as Vice President - Commercial Banking and in various executive capacities in the commercial banking functions of Wachovia Bank, N.A., from 1984 to July 1995.

John Stephen (“Steve”) Huffstetler has served as Senior Vice President of Citizens South Bank since March 1997.

Kimberly (“Kim”) Goins Cooke has served as a Senior Vice President of Citizens South Bank since October 17, 2005.  Mrs. Cooke joined Citizens South Bank as Vice President in August 2003 and serves as Chief Information Officer, having charge of Loan Administration, Deposit Operations, and Information Technology.  From 2002 to 2003, she served as Assistant Vice President of Bank Operations at Carolina Trust Bank, Lincolnton, North Carolina.  From 1995 to 2002, she served as Senior Vice President of Bank Operations at First Gaston Bank, and, prior to that, she was employed as a Loan Officer by Lincoln Bank of North Carolina for six years.

Ira M. (“Don”) Flowe, Jr. has served as a Senior Vice President of Citizens South Bank since October 18, 2004.  Mr. Flowe manages the Commercial Banking Group and earned his Master of Business Administration degree at Duke University.  Mr. Flowe joined Citizens South Bank in 2004 from SouthTrust Bank, Cornelius, North Carolina, where, from 2003 to 2004, he served as Group Vice President.  From 2002 to 2003, he served as Vice President of First Charter Bank, Charlotte, and, prior to that, he was employed by First Union National Bank of North Carolina for three years.

Patricia (“Pat”) T. Kahle has served as a Senior Vice President of Citizens South Bank since October 31, 2005.  Mrs. Kahle joined Citizens South Bank as a result of the merger of Trinity Bank into Citizens South Bank on that date.  Mrs. Kahle manages the Retail Banking Group, with responsibility for the Bank’s branch network together with its operations and security.  From 2003 to 2005, she served as Assistant Vice President and Assistant Secretary of Trinity Bank, Monroe, North Carolina.  From 1990 to 1996, she served as Assistant Vice President and Branch Manager at Wachovia Bank, and, prior to that, she was employed as a Vice President and Branch Manager by American Commercial Bank for four years.

Board Independence

The Board of Directors has determined that, except as to Mr. Price, each member of the Board is an “independent director” within the meaning of the Nasdaq corporate governance listing standards.  Mr. Price is not considered independent because he is an executive officer of Citizens South Banking Corporation.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, which are not required to be reported under “—Transactions With Certain Related Persons,” below. Senator David W. Hoyle has two residential mortgage loans and a home equity line of credit with Citizens South Bank.  Director Eugene R. Matthews, II, has a mortgage loan with Citizens South Bank.   Director Ben R. Rudisill, II has a home equity line of credit with Citizens South Bank, is a guarantor of a commercial line of credit with Citizens South Bank to a company of which Mr. Rudisill is a 50% partner, and is the sole owner of another company that has a commercial line of credit with Citizens South Bank.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the listing standards of the Nasdaq Stock Market.  These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Meetings and Committees of the Board of Directors

General.  The business of Citizens South Banking Corporation is conducted at regular and special meetings of the full Board and its standing committees.  The standing committees include the Executive, Audit, Nominating and Corporate Governance and Compensation Committees.  During the year ended December 31, 2007, the Board of Directors of Citizens South Banking Corporation held four regular meetings and no special meetings.  No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the board on which he or she served (during the periods that he or she served). Executive sessions of the independent directors are held on a regularly scheduled basis.  While Citizens South Banking Corporation has no formal policy on director attendance at annual meetings of stockholders, directors are encouraged to attend.  All then-current directors attended the last Annual Meeting of Stockholders held on May 14, 2007.

Executive Committee.  The Executive Committee consists of Directors Hoyle (Chairman), Rudisill, Matthews and Price.  The Executive Committee meets as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of Citizens South Banking Corporation, subject at all times to the direction of the Board of Directors.  The Executive Committee met 12 times during the year ended December 31, 2007.

Compensation Committee.  The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews.  The Compensation Committee reviews and administers compensation, including stock options and stock awards, benefits and other matters of personnel policy and practice.  The Committee met three times during the year ended December 31, 2007.  Each member of the Compensation Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  Citizens South Banking Corporation’s Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation’s website at www.citizenssouth.com. The report of the Compensation Committee is included elsewhere in this proxy statement.

The Compensation Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives.  The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Compensation Committee).  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee.  The Compensation Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.  For a discussion of the role of compensation consultants in assisting the Compensation Committee, see “Compensation Discussion and Analysis—Setting Executive Compensation Using Benchmarking and Survey Data.”

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Directors Fuller (Chairman), Hoyle, Massey, Rudisill and Matthews. Each member of the Nominating and Corporate Governance Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards.  Citizens South Banking Corporation’s Board of Directors has adopted a written charter for the Committee, which is available at Citizens South Banking Corporation’s website at www.citizenssouth.com.  The Committee met once during the year ended December 31, 2007.

The functions of the Nominating and Corporate Governance Committee include the following:

•	to lead the search for individuals qualified to become members of the Board and to select director nominees to be presented for stockholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board regarding committee membership;

•	to develop and recommend to the Board for its approval a set of corporate governance guidelines; and

•	to develop and recommend to the Board for its approval a self-evaluation process for the Board and its committees.

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to Citizens South Banking Corporation’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  If any member of the Board does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Committee would solicit suggestions for director candidates from all Board members.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees.  The Nominating and Corporate Governance Committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has the highest personal and professional ethics and integrity and whose values are compatible with Citizens South Banking Corporation’s;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	is familiar with the communities in which Citizens South Banking Corporation operates and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to Citizens South Banking Corporation and its stockholders; and

•	has the capacity and desire to represent the balanced, best interests of the stockholders of Citizens South Banking Corporation as a group, and not primarily a special interest group or constituency.

In addition, the Nominating and Corporate Governance Committee will determine whether a candidate satisfies the qualifications requirements of our Bylaws, which require any person appointed or elected to the Board of Directors to own at least 100 shares of our common stock and to reside or work in a county in which Citizens South Bank maintains an office (at the time of appointment or election) or in a county contiguous to a county in which Citizens South Bank maintains an office.

Finally, the Nominating and Corporate Governance Committee will take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards, and if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert.

Procedures for the Recommendation of Director Nominees by Stockholders.  The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders.  There have been no material changes to these procedures since they were previously disclosed in the proxy statement for our 2007 annual meeting of stockholders.  If a determination is made that an additional candidate is needed for the Board, the Nominating and Corporate Governance Committee will consider candidates submitted by Citizens South Banking Corporation’s stockholders.  Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 519 South New Hope Road, Gastonia, North Carolina 28054-4040.  The Corporate Secretary must receive a submission not less than 90 days prior to the anniversary date of Citizens South Banking Corporation’s proxy materials for the preceding year’s annual meeting for a candidate to be considered for next year’s annual meeting of stockholders. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	the qualifications of the candidate and why the candidate is being proposed;

•
the name and address of the stockholder as they appear on Citizens South Banking Corporation’s books, and number of shares of Citizens South Banking Corporation’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock of Citizens South Banking Corporation that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Rule 14A;

•	a statement detailing any relationship between the candidate and Citizens South Banking Corporation;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Citizens South Banking Corporation;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration.  A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this proxy statement under the heading “Stockholder Proposals and Nominations.” No submission for Board nominees were received by Citizens South Banking Corporation for the annual meeting.

Stockholder Communications with the Board.  A stockholder of Citizens South Banking Corporation who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, Attention:  Board Administration.  The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about Citizens South Banking Corporation or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of Directors Massey (Chairman), Rudisill and Matthews.  Each member of the Audit Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3.  The duties and responsibilities of the Audit Committee include, among other things:
•	retaining, overseeing and evaluating an independent registered public accounting firm to audit Citizens South Banking Corporation’s annual financial statements;

•
in consultation with the independent registered public accounting firm and the internal auditor, reviewing the integrity of Citizens South Banking Corporation’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent registered public accounting firm;

•
considering whether the provision by the external independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the Securities and Exchange Commission;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm; and

•	reviewing the adequacy of the audit committee charter.

The Audit Committee met five times during the year ended December 31, 2007.  The Audit Committee reports to the Board on its activities and findings.  The Board of Directors has determined that Ben R. Rudisill, II qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board of Directors which is available on Citizens South Banking Corporation’s website at www.citizenssouth.com.

Management has the primary responsibility for internal controls and financial reporting processes.  The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has:

•
reviewed and discussed with management, and the independent registered public accounting firm, our audited consolidated financial statements for the year ended December 31, 2007 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2007;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•
received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 and be filed with the Securities and Exchange Commission.  In addition, the Audit Committee engaged Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2008, subject to the ratification of this appointment by our stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee

Charles D. Massey  (Chairman)
Eugene R. Matthews, II
Ben R. Rudisill, II

Code of Ethics

Citizens South Banking Corporation has adopted a Code of Ethics that is applicable to the officers, directors and employees of Citizens South Banking Corporation, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.  The Code of Ethics is available on Citizens South Banking Corporation’s website at www.citizenssouth.com.  Amendments to and waivers from the Code of Ethics will also be disclosed on Citizens South Banking Corporation’s website.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Rudisill (Chairman), Fuller and Matthews.  None of these individuals was an officer or employee of Citizens South Banking Corporation during the year ended December 31, 2007, or is a former officer of Citizens South Banking Corporation.  In addition, none of these individuals had any relationship requiring disclosure under “—Transactions with Certain Related Person.”  During the year ended December 31, 2007, (i) no executive officer of Citizens South Banking Corporation served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Citizens South Banking Corporation; (ii) no executive officer of Citizens South Banking Corporation served as a director of another entity, one of whose executive officers served on the Compensation Committee of Citizens South Banking Corporation; and (iii) no executive officer of Citizens South Banking Corporation served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Citizens South Banking Corporation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

This report has been provided by the Compensation Committee, which consists of Directors Rudisill (Chairman), Fuller and Matthews.

Compensation Discussion and Analysis

Private Securities Litigation Reform Act Safe Harbor Statement

This Compensation Discussion and Analysis contains certain “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “consider” “should,” “plan,” “estimate,” “predict,” “continue,” “probable,” and “potential” or the negative of these terms or other comparable terminology.  Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Citizens South Banking Corporation.  These factors include, but are not limited to:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control;

•	there may be increases in competitive pressure among the financial institutions or from non-financial institutions;

•	changes in the interest rate environment may reduce interest margins or affect the value of our investments;

•	changes in deposit flows, loan demand or real estate values may adversely affect our business;

•	changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently;

•
general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate;

•	legislative or regulatory changes may adversely affect our business;

•	applicable technological changes may be more difficult or expensive than we anticipate;

•	success or consummation of new business initiatives may be more difficult or expensive than we anticipate;

•	litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate;

•	the risks associated with continued diversification of assets and adverse changes to credit quality;

•	difficulties associated with achieving expected future financial results;

•	the risk of an economic slowdown that would adversely affect credit quality and loan originations; and

•	changes in prevailing compensation practices.

Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain.  As such, forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties.  Consequently, no forward-looking statement can be guaranteed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  We do not intend to update any of the forward-looking statements after the date of the Proxy Statement that includes this Compensation Discussion and Analysis or to conform these statements to actual events.

Introduction

Set forth below is (1) a description of our decision- and policy-making process for executive compensation, (2) a discussion of the background and objectives of our compensation programs for executive officers and (3) a description of the material elements of the compensation.  The following table sets forth, for the year ended December 31, 2007, certain information as to the total remuneration paid to Mr. Price, who serves as President and Chief Executive Officer, to Mr. Hoskins, who serves as Chief Financial Officer, and to the three most highly compensated executive officers of Citizens South Banking Corporation or Citizens South Bank, other than Messrs. Price and Hoskins, to whom we refer here collectively as our “Named Executive Officers.”

Name	Titles
Kim S. Price	President, Chief Executive Officer, and Director

Gary F. Hoskins	Executive Vice President, Treasurer, and Chief Financial Officer

Daniel M. Boyd, IV	Executive Vice President (Commercial)

David C. McGuirt	Executive Vice President and Director

Vance B. Brinson, Jr.	Executive Vice President (Retail)

Mr. McGuirt retired from Citizens South Banking Corporation on Citizens South Bank December 31, 2007.  Mr. Brinson retired from Citizens South Bank on February 15, 2008.

Descriptions of compensation plans, programs and individual arrangements referred to in the Compensation Discussion and Analysis (other than broad-based plans that are open to substantially all salaried employees including the named executives) that are governed by written documents are merely summaries of the documents themselves and are qualified in their entirety by reference to the full text of their governing documents.

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence to our compensation philosophy.  The Committee ensures that the total compensation paid to our management and executives is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to our management, including the Named Executive Officers, are similar to those provided to other executive officers.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals, and which aligns executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  To that end, the Committee believes executive compensation packages provided to our executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the President and Chief Executive Officer and approves recommendations from the President and Chief Executive Officer regarding compensation for all other senior executives, including the other named executives.  The President and Chief Executive Officer annually reviews the performance of each senior executive (other than the President and Chief Executive Officer whose performance is reviewed by the Committee).  The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee.  The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation Using Benchmarking and Survey Data

Based on the foregoing compensation philosophy and objectives, the Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set for Citizens South Banking Corporation and Citizens South Bank and reward the executives for achieving such goals.  In furtherance of these goals, in November 2006, the Committee engaged Benmark East, an Atlanta, Georgia, human resources, benefits, and insurance consulting subsidiary of CBIZ, a national leader in providing executive compensation solutions, notably in the financial services industry, to conduct peer group studies on compensation and benefits and industry-standard comparisons for the Committee’s annual review of its total compensation program for the President and Chief Executive Officer as well as for other senior executives and directors.  Benmark East provided the Committee with relevant market data and alternatives to consider when making compensation decisions for the Named Executive Officers.

In making compensation decisions, the Committee compared each element of total compensation against a peer group of ten publicly-traded financial institutions that have assets that are relatively comparable to Citizens South Bank and that are located in North Carolina and Virginia (collectively, the “Peer Banks”).  The Peer Banks, which are periodically reviewed and updated by the Committee, consists of companies against which the Committee believes we compete for talent and for stockholder investment.  The Compensation Committee requests and reviews survey data for information relating to compensation practices at other financial institutions of similar asset and business mix as well as general compensation trends in the private sector.  In addition to comparative information gathered from the proxy statements of the Peer Banks, corroborative information has been identified from a compensation survey conducted by America’s Community Banks.  The consultants have ensured that the findings are reasonably consistent with information in the Benmark East database of compensation and benefits information for executives and directors among financial institutions in the Mid-Atlantic region of the United States.  For 2006, the Compensation Committee considered survey data for the following companies selected, in consultation with its compensation consultant, based on their asset size, market capitalization, headcount, and business focus:  The companies comprising the Peer Banks, their headquarters locations, and ticker symbols are:

•	NewBridge Bank, Greensboro, North Carolina, NBBC;
•	First South Bank, Washington, North Carolina, FSBK;
•	Bank of North Carolina, Thomasville, North Carolina, BNCN;
•	Cooperative Bank, Wilmington, North Carolina, COOP;
•	Peoples Bank, Newton, North Carolina, PEBK;
•	The East Carolina Bank, Engelhard, North Carolina, ECBE;
•	Four Oaks Bank and Trust Company, Four Oaks, North Carolina, FOFN.OB;
•	American National Bank and Trust Company, Danville, Virginia, AMNB;
•	Citizens and Farmers Bank, West Point, Virginia, CFFI; and
•	Highlands Union Bank, Abingdon, Virginia, HBKA.OB.

Objectives

The creation of long-term value for our stockholders is highly dependent on the development and effective execution of business strategy by our executive officers.  Our executive officer compensation program seeks to:

•
attract and retain executive officers with the skills, experience, and vision to create and execute a strategy for the prudent and efficient deployment of invested capital and retained earnings in a manner that will create superior long-term, cumulative returns to our stockholders through dividends and stock price appreciation;

•	motivate behavior in furtherance of these goals; and

•	reward favorable results.

The factors that influence the design of our executive compensation program include, but are not limited to, the following:

•	We operate in a highly regulated industry. We value industry-specific management experience and a track record of effective interaction with our primary regulators.

•
The success of our product offerings depends on the behavior of customers in the local communities that we serve, as well as on local, regional, and national interest rates, employment levels and real estate markets, and on other economic factors that influence the performance of our loan and investment portfolios.  We value executives with sufficient tenure in our markets to have experienced the behavior of our customers, products, and investments in various phases of the business cycle.

•	We are a community-based institution focused primarily on organic expansion of our core business. We value commitment to shared objectives and individual contribution to their achievement.

•
Strategic initiatives that enhance long-term stockholder value may not always improve short-term operating results or stockholder returns.  We value decision-making that focuses on long-term results with sensitivity to short-term effects.

•	We operate in interest rate and credit markets that are in a state of flux. We value flexible decision-making that respects our business plan but adapts quickly to change.

•
External recruitment of executives can have substantial monetary costs, unpredictable outcomes, and a disruptive effect on corporate culture.  We value the retention of performing incumbent executives and the internal development of their successors where possible, turning to external recruitment where retention and management development programs do not meet our needs.

•
Our principal operating subsidiary, Citizens South Bank, is a federally chartered savings bank, and compensation paid for service as an executive officer of the savings bank must take into account certain specific considerations enumerated in regulations issued by the Office of Thrift Supervision of the United States Treasury Department.

The executive compensation program includes several components designed, in combination, to address these factors.  We expect that the components of our executive compensation program and their relative significance may change from year to year as we grow and circumstances change.

Key Elements of the Compensation Package

In General. Our 2007 compensation program for our Named Executive Officers consisted of three key elements:  base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards of the position held; annual cash incentives, which are designed to motivate our executives to meet or exceed annual performance objectives that are derived from our business plan; and long-term incentives in the form of stock options and restricted stock, which are designed to retain talented employees and provide an incentive to maximize stockholder return in the longer term.  We also provide certain fringe benefits and perquisites, retirement, and other termination benefits.  We have designed our executive compensation program such that, as a general matter, a significant portion of each Named Executive Officer’s total annual compensation opportunities will be comprised of performance-based compensation opportunities and a majority of the performance-based compensation opportunities will be comprised of long-term incentives with value derived exclusively from stock price appreciation.

Base Salary. Base salaries are reviewed annually.  They do not vary substantially and directly with annual performance but, instead, reflect market factors, experience, and tenure in office, job content and sustained performance over an extended period, and general cost of living factors.  Base salaries of our Named Executive Officers have been positioned below the median of the indicated range of salaries derived from the competitive salary review prepared for our Compensation Committee by its independent consultant, reflecting a combination of sustained individual performance by the Named Executive Officers, experience, and tenure in office.

In 2007, base salary increases for our Named Executive Officers were as follows:

Name	% Increase	$ Increase	Resulting annual base salary rate
Kim S. Price	8.69	19,984	$250,000
Gary F. Hoskins	9.08	9,984	120,000
Daniel M. Boyd, IV	5.87	7,488	135,000
David C. McGuirt	—	—	151,608
Vance B. Brinson, Jr.	3.91	4,988	132,500

Percentage and dollar increases vary based on the increase necessary to achieve the desired salary positioning for each named executive, based on the survey results.  Mr. McGuirt’s base salary was not adjusted in 2007, as his compensation was determined pursuant to an agreement entered into when he joined Citizens South Bank on October 31, 2005, in connection with the acquisition of Trinity Bank, where he had served as Chief Executive Officer.  Mr. Price’s base salary was further increased effective January 1, 2008, to $259,375.

Cash Incentives. We employ performance-based annual incentives under our Executive Annual Incentive Plan to motivate Named Executive Officers to execute specific financial and non-financial elements of our business plan and to reward individual conduct that supports shared corporate goals.  Annual incentives are formulaic and earned principally on the basis of the level of attainment of pre-determined earnings targets, together with individual performance objectives for each Named Executive Officer.  Actual incentive payments are based in part on a subjective evaluation of performance and in part on the achievement of shared corporate financial goals.

Our business plan contemplates an expansion of our franchise primarily through de novo branch openings in selected markets, leveraging our balance sheet through wholesale borrowings to fund loans, dividend payments and stock repurchases, all as consistent with prevailing business conditions and opportunities, expense discipline and the preservation of or growth in annual net income.  For 2007, each of our Named Executive Officers (other than Mr. McGuirt) had the opportunity to earn an incentive payment once our earnings per share equaled or exceeded a threshold level of $0.7038 per fully diluted share, further based on a subjective, retrospective review of corporate and individual performance indicators.  A subjective assessment of performance relative to individual performance objectives determined the ultimate payment.  This approach enabled us to control the portion of our net income before taxes and extraordinary items that will be expended for cash incentives.  It focused management on the income effects of increases in overhead expense associated with expansion of the branch network, balance sheet growth, and other strategic and operating decisions.  It also afforded management flexibility to adapt to business conditions as they emerged during the year and afforded the Compensation Committee the ability to reward or discipline management for its actions based on a retrospective review of the business context in which action was taken.

Individual performance factors for Mr. Price consisted of an assessment of the effectiveness of capital deployment initiatives during the year, expense discipline reflected in our efficiency ratio, effective execution of the acquisition of Trinity Bank, development of a compelling vision and long-term corporate strategy, and personal involvement in the development of a strong investor relations program.  Individual performance factors for Mr. Hoskins included effective operational management as reflected in the achievement of individual objectives by his direct reports, effective integration of Trinity Bank, progress on development of key managers and a management succession plan, successful use of wholesale funding sources to achieve balance sheet and revenue growth, progress in re-balancing the components of our securities portfolio, and effective integration of the Trinity Bank investment and loan portfolios into Citizens South Banking Corporation’s systems and portfolios, as well as contributions to investor relations and long-term strategic planning initiatives.  Individual performance factors for Mr. Boyd and Mr. Brinson consisted of success in expanding our Central Piedmont Carolinas franchise in commercial and retail banking through additional de novo branch openings and success in building brand recognition through effective advertising, superior customer service, and community involvement.

Final award decisions reflected our actual earnings per share, the Compensation Committee’s subjective assessment of the individual performance factors described above, and, in the case of executives other than the Chief Executive Officer, the Chief Executive Officer’s subjective assessment of their individual performance.  The Compensation Committee also took into account the adverse interest rate environment that continued and the slowdown in residential real estate markets that emerged during the year and the quality of management’s response to these and other competitive factors.

For the fiscal year ended December 31, 2007, the Named Executive Officers’ incentive payments received in February 2008, maximum award opportunities, and actual incentives awarded as a percentage of maximum, were:

Name	2007 Bonus amount paid ($)	Maximum award opportunity	Actual award as a percent of maximum
Kim S. Price	64,800	$100,000	64.8%
Gary F. Hoskins	15,876	36,720	43.2
Daniel M. Boyd, IV	18,225	41,310	44.1
David C. McGuirt	—	—	—
Vance B. Brinson, Jr.	11,483	40,545	28.3

The payment of annual incentives to each of the named executives in amounts less than the maximum incentive opportunity is attributable to the level of annual income per share and extraordinary items for 2007 and the weight accorded to the Compensation Committee’s assessment of individual performance relative to individual goals in each case.  No specific factors were dispositive in any individual case.  Mr. McGuirt was not included in the awards for 2007, as his compensation was determined pursuant to an agreement entered into when he joined Citizens South Bank on October 31, 2005, in the Trinity Bank acquisition.  Awards made to Named Executive Officers for performance in 2007 are also reflected in the “Non-equity incentive plan compensation” column of the Summary Compensation Table.

Portions of the non-equity incentive plan bonus for 2007 and 2006 were paid to the Named Executive Officers in November of each year to enable them to pay taxes on shares of restricted stock that vested.  The Compensation Committee took this action to enable the officers to retain the vested shares (rather than sell shares to pay taxes due) and thereby increase each officer’s stock ownership.  All or part of the amount paid would have been treated as a discretionary bonus if such amounts were to have been greater than the incentive bonus earned.  In each year, the amount previously paid to enable the officers to retain all vested shares was less than the incentive bonus earned.  The payment of incentive bonus earned in each year was offset by the amount previously paid.

Equity Compensation. Our practice is to consider stock option and restricted stock grants, both at the time of hire or promotion for newly hired or promoted executive officers and annually in connection with our annual executive officer compensation review for incumbent executive officers.  We use equity awards as a retention tool and as an incentive for executive officers to make strategic and operating decisions that, over time, are reflected in stock price appreciation.  Awards vest ratably over a vesting period, contingent only on continued service through the vesting date or the occurrence of certain acceleration events such as death, disability, retirement, and change in control.  Awards are valued based on the grant-date fair market value of our common stock (in the case of restricted stock awards) and the grant-date value of stock options based on a recognized option valuation methodology.  We amortized the grant-date value over the award’s vesting period and included each year’s amortization amount as part of that year’s compensation package in evaluating the overall compensation package.  It has not been our practice to reduce compensation or retirement benefits in subsequent years based on stock price performance that causes previously granted equity awards to increase in value, or to grant additional compensation or retirement benefits where stock price performance has impaired the value of previous awards, because such practices could weaken the intended linkage between equity compensation and mid- to long-term stockholder return.

In 1999, Citizens South Bank implemented, and Citizens South Banking Corporation’s stockholders approved, the 1999 Stock Option Plan.  In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.  Pursuant to these plans, options to purchase common stock of Citizens South Banking Corporation were granted to directors and certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plans.  The Committee has never granted options with an exercise price that is less than the closing price of our shares of common stock on the grant date.  The committee determines the period over which such awards will vest and become exercisable.  The 1999 plan provides for awards in the form of stock options, reload options, and dividend equivalent rights.  The 2003 plan provides for awards in the form of stock options and reload options.  Limited stock appreciation rights were eliminated from both plans by action of the Board of Directors in December 2005.  Stock option awards’ value is based on and directly tied to stock price appreciation.  The stock options granted to our Named Executive Officers have vested.  There were no options granted to the Named Executive Officers or to Citizens South Banking Corporation’s directors during 2007.

Pursuant to the 2003 Citizens South Banking Corporation Recognition and Retention Plan, restricted stock granted on November 3, 2003, to directors and certain executive officers vests over a seven-year period, commencing on November 3, 2003, at the rate of 30% on November 3, 2003, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter in order to strengthen the retention aspect of restricted stock grants.  Shares of restricted stock were granted on January 22, 2007, to Messrs. Boyd and Hoskins.  These shares cliff vest in five years.  Vesting accelerates in the event of a change of control.

Stock options and recognition and retention stock granted in 2003 and 2007 have been structured to reward holders for stock price appreciation that is achieved without compromising fundamental elements of our business plan.  Our business plan contemplates deposit and loan growth achieved through favorable product pricing, made possible by operating efficiency.  Our current policy is to consider stock option grants and/or recognition and retention stock grants to executive officers, with consideration given to episodic grants at the time of promotion or hire to promoted or newly hired executives, and, in general, to price stock option grants shortly after the release of quarterly or annual financial results or at other times when we would permit our directors and executives to purchase and sell our common stock on the open market under our securities trading policy.  Stock options and recognition and retention stock have been granted to all Named Executive Officers except Mr. McGuirt.

Other Elements of the Executive Compensation Package

Our 2007 compensation program for our Named Executive Officers included the following additional elements:

Retirement Benefits.  In addition to base salary, annual cash incentives, and long-term equity incentives, our Named Executive Officers are eligible to participate in the same broad-based, tax-qualified retirement and savings plans as other employees with similar dates of hire.  They are also eligible to participate in certain non-qualified supplemental executive retirement plans because applicable tax rules do not permit them to receive benefits under our broad-based, tax-qualified plans at the same percentage of salary as other employees.  The supplemental executive retirement plans generally provide benefits that, when added to the benefits available under our qualified plans, approach being equivalent, as a percentage of salary, to the benefits provided to other employees.  We provide these benefits in lieu of additional current cash or equity compensation to assure that our Named Executive Officers have a source of retirement income that is consistent and available at the time of retirement without regard to the performance of their personal savings and investment portfolios and because these programs enjoy more favorable corporate and/or personal income tax treatment under the federal tax laws than current compensation.  Although we also use the supplemental plans to provide additional pension benefits to executives who are recruited from other employers in mid-career, we do not currently grant additional years of service credits for periods of employment with a prior employer as part of the employment negotiation.  Our broad-based and executive-level retirement programs have benefit formulas that are tied to base salary.  Cash incentives, restricted stock, option-related compensation and other items of compensation do not increase or reduce benefit levels.

Perquisites and Other Benefits. We provide Named Executive Officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions.  The Committee periodically reviews the levels of perquisites and other personal benefits provided to Named Executive Officers.

We provide the following perquisites and benefits to our Named Executive Officers: the use of a company automobile for Mr. Price, automobile allowance for Mr. Boyd; membership dues in private country clubs for Messrs. Price and Boyd; and travel and entertainment expenses, from time to time, for the spouses of Named Executive Officers to accompany them on certain business travel.  We provide them as a convenience to our executives and because we believe our business benefits from the travel and entertainment activities that they facilitate.  We provide these benefits in kind, but the Compensation Committee takes the cost of these items into account in setting other elements of compensation.

Financial planning assistance is made available to the Named Executive Officers, but no Named Executive Officers were provided financial planning assistance during the year ended December 31, 2007.  Named Executive Officers are also provided participation in the plans and programs described above and the use of administrative assistant services for personal matters.  In addition, upon relocation, key executive officers may receive, at the discretion of the Compensation Committee, a relocation allowance.

Except as to Mr. McGuirt, the named beneficiary of each Named Executive Officer and certain other members of senior management designated by the Compensation Committee are entitled to receive a salary continuation benefit upon such executive’s death through the 2003 Citizens South Bank Salary Continuation Plan that was available to bank officers of Vice President rank or higher serving in May 2003.  In the event of the executive’s death prior to the executive’s retirement, his or her designated beneficiaries would be entitled to receive the executive’s then-current annual salary for a period of twelve months, paid in semi-monthly installments, after withholding federal and state taxes payable by the beneficiary.  In the event of the executive’s death after actual retirement no benefit would be payable.  The executive forfeits all benefits under the 2003 Citizens South Bank Salary Continuation Plan if he or she voluntarily terminates his or her employment with Citizens South Banking Corporation or if we terminate the executive’s employment for cause.  However, benefits under the program may be paid to an eligible executive whose employment is terminated as a result of a disability or for any other reason, other than termination for cause, prior to such executive attaining age 65.

Attributed costs of the personal benefits described above for Mr. Boyd, as well as personal benefits for Mr.  Brinson, each for the fiscal year ended December 31, 2007, are included in the “All other compensation” column of the Summary Compensation Table.  Attributed costs of the personal benefits described above for Messrs. Price and  Hoskins, as well as personal benefits for Mr. McGuirt were less than $10,000 for the year ended December 31, 2007, and are therefore not included in the Summary Compensation Table.

Employment Agreements and Change in Control Agreements.  To promote stability and continuity of senior management and consistent with the practices of other financial institutions of similar size and asset and business mix, we have entered into employment or change of control severance agreements with each of our Named Executive Officers other than Mr. McGuirt, whose agreement expired in November 2007, and other than Mr. Brinson, who retired in 2008.  We have found it necessary to offer these arrangements as part of the recruitment packages for newly hired executives.  We have offered them to incumbent executives so that they perceive our package of employment and change in control protections to be comparable to those available at other financial institutions.  If we did not follow market practice in this regard, we believe we would have to offer increased annual compensation packages, at increased recurring annual cost, in order to attract and retain the executive talent we require.

The employment or change of control agreements with Messrs. Price, Hoskins and Boyd help us protect our franchise by restricting their ability to work for competitors in our markets for a specified period following a voluntary resignation without good reason or a discharge with cause and prohibiting solicitation of or disturbance of our relations with customers and employees for a specified period following termination for any reason.  We choose to secure these restrictions through employment agreements rather than attaching them to equity compensation grants or other items of compensation so that they remain in effect indefinitely and are not tied to a decision to continue or discontinue, or to the value of, a particular item of compensation.  These agreements are designed to provide a termination benefit equal in value to three years’ compensation and benefits (excluding stock options, restricted stock or other equity compensation) in the event of discharge without cause or resignation following certain triggering events, including a diminution in title, position, duties or authority, failure to pay or a reduction in compensation, involuntary relocation or other material breach of contract in the case of Mr. Price and for eighteen months in the case of Messrs. Hoskins and Boyd.  In addition, for a limited period of time following a change in control, Messrs. Price, Hoskins and Boyd may each choose to resign for any reason or no reason and collect the same termination benefits that would be available if their resignation had followed a specified triggering event.  We provide these benefits as a retention incentive for these named executives to remain in their positions through the conclusion of a change in control transaction that will be in place regardless of the existence or value, from time to time, of other items of compensation with retention features.  We have provided for the resignation window following a change in control for these individuals to reduce the extent to which personal issues would serve to distract them from corporate matters during the negotiation and execution of a change in control transaction.

The change in control agreements in effect with our other Named Executive Officers restrict their right to solicit or disturb our relations with our customers or employees following termination of employment for any reason following a change in control.  We choose to secure these restrictions through change in control agreements rather than attaching them to equity compensation grants or other items of compensation so that they remain in effect indefinitely and are not tied to a decision to continue or discontinue, or to the value of, a particular item of compensation.  These agreements are designed to provide a termination benefit equal in value to eighteen months’ compensation and benefits (excluding stock options, restricted stock or other equity compensation) in the event of discharge without cause or resignation following certain triggering events, including a diminution in title, position, duties or authority, failure to pay or a reduction in compensation, involuntary relocation or other material breach of contract.  We provide these benefits as a retention incentive for these named executives to remain in their positions through the conclusion of a change in control transaction that will be in place regardless of the existence or value, from time to time, of other items of compensation with retention features.  Information regarding applicable payments under such agreements for the Named Executive Officers is provided under the heading “Potential Payments to Named Executive Officers.”

Material Policies and Procedures

The Compensation Committee does not seek to set compensation levels at prescribed percentile rankings within a peer group.  It does use survey data to determine on a historical basis the degree of correlation between the base salary, annual incentive and equity compensation provided by us (expressed as a percentile ranking relative to our peers) and our percentile ranking among the same peer group for performance measures that include, but are not limited to, return on average assets, return on average equity, asset growth, total stockholder return, efficiency ratio and net income growth.

Impact of Accounting and Tax Treatment

Section 162(m). Section 162(m) of the Internal Revenue Code imposes a $1 million annual limit, per executive officer, on our federal tax deduction for certain types of compensation paid to the Named Executive Officers.  It has been the Compensation Committee’s practice to structure the compensation and benefit programs offered to the Named Executive Officers with a view to maximizing the tax deductibility for us of amounts paid.  However, in structuring compensation programs and making compensation decisions, the Compensation Committee considers a variety of factors, including the materiality of the payments and tax deductions involved, the need for flexibility to address unforeseen circumstances, and the need to attract and retain qualified management.  After considering these factors, the Compensation Committee may decide to authorize payments all or part of which would be nondeductible for federal tax purposes.  It is anticipated that certain payments, including restricted stock awards, may be non-deductible, in whole or in part, in certain circumstances, as a result of Section 162(m).

Sections 4999 and 280G. Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain “excess parachute payments” made to “disqualified individuals.”  Under Section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to Citizens South Banking Corporation.  If payments that are contingent on a change of control to a disqualified individual exceed three times the individual’s “base amount,” they constitute “excess parachute payments” to the extent they exceed the individual’s base amount.

We have entered into an employment agreement with Mr. Price, pursuant to which we will make an indemnification payment to the executive officer so that, after payment of the initial excise tax and all additional income and excise taxes imposed on the indemnification payment, the executive officer would retain approximately the same net after-tax amounts under the employment agreement that he would have retained if there were no excise tax.  We have done this so that, in general, whether or not we have experienced a change in control will not affect the net after-tax value to Mr. Price of termination benefits under his employment agreement.  Messrs. Hoskins and Boyd are not entitled to such payments under their change of control agreements; since their change in control agreements provide for termination benefits only in the event of a change in control, their circumstances do not present the concerns that caused us to provide for indemnification payments in Mr. Price’s employment agreement. Neither Citizens South Banking Corporation, nor Citizens South Bank, is permitted to claim a federal income tax deduction for the portion of the change of control payment that constitutes an “excess parachute payment,” or the indemnification payment.

Accounting Considerations.  The Compensation Committee is informed of the financial statement implications of the elements of the executive officer compensation program.  However, a compensation element’s probable contribution to the objectives of our executive officer compensation program and its projected economic cost, which may or may not be reflected on our financial statements, are the primary drivers of executive officer compensation decisions.

Personal Income Tax Considerations.  Federal and state income tax laws do not apply uniformly to all items of compensation, with the result that certain items of compensation are more valuable, on a net after-tax basis, to our named executives, or less costly, on a net after-tax basis, to us.  We take the federal and state personal income tax treatment of various items of compensation into account to the extent consistent with the corporate goals and objectives of our executive compensation program.

Stock Ownership Policy

Other than the requirement contained in our Bylaws for a director’s ownership of stock, we do not have a formal policy governing stock ownership.  Nevertheless, we encourage stock ownership for our directors and officers.  The purpose of this practice is to promote director and officer stock ownership that will cause our directors and officers to share, with other stockholders, a financial interest in the performance of our stock.  The Nominating and Governance Committee is authorized to adopt stock ownership guidelines for our officers and directors as it deems necessary or appropriate.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Citizens South Banking Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee

Ben R. Rudisill, II  (Chairman)
James J. Fuller
Eugene R. Matthews, II

Executive Compensation

The following table sets forth for the years ended December 31, 2007 and 2006 certain information as to the total remuneration paid by us to Mr. Price, who serves as President and Chief Executive Officer, Mr. Hoskins, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Citizens South Banking Corporation or Citizens South Bank other than Messrs. Price and Hoskins (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)(2)	Change in pension value and nonqualified deferred compensation earnings ($)(3)	All other compensation ($)(4)(5)	Total ($)

Kim S. Price,	2007	250,000	—	63,920	—	64,800	44,011	33,415	456,146
President, Chief Executive Officer and Director	2006	230,016	—	63,920	—	34,500	34,457	39,162	402,055

Gary F. Hoskins,	2007	120,000	—	30,080	—	15,876	5,663	19,990	191,609
Executive Vice President, Treasurer and Chief Financial Officer	2006	110,016	—	30,080	—	14,302	4,442	24,509	183,349

Daniel M. Boyd, IV,	2007	135,000	—	15,040	—	18,225	6,092	31,698	206,055
Executive Vice President	2006	127,512	—	15,040	—	16,577	4,512	38,321	201,962

David C. McGuirt,	2007	151,608	—	—	—	—	28,262	29,415	209,285
Executive Vice President and Director (6)	2006	151,608	—	—	—	—	30,618	8,419	190,645

Vance B. Brinson, Jr.,	2007	132,500	—	15,040	—	11,483	58,121	35,240	252,384
Executive Vice President (7)	2006	127,512	—	15,040	—	12,751	43,050	47,915	246,268

(footnotes begin on following page)

(footnotes from previous page)

(1)
Reflects the value of all stock awards that vested during the applicable year that were granted on November 3, 2003 under the 2003 Citizens South Banking Corporation Recognition and Retention Plan, approved by stockholders on October 23, 2003.  The value is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission, and in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission.

(2)	See “Compensation Discussion and Analysis—Key Elements of the Compensation Package—Cash Incentives” for information related to payments listed in this column for the year ended December 31, 2007.
(3)
For Messrs. Price, Hoskins, Boyd and Brinson, amounts in this column are attributed solely to increases in pension values.  For Mr. McGuirt, 2007 compensation includes $6,120 of an increase in pension values and $22,142 of earnings on nonqualified deferred compensation, and 2006 compensation includes $6,631 of an increase in pension values and $23,987 of earnings on nonqualified deferred compensation.

(4)
The compensation represented by the amounts for 2007 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.  See footnote (5) for a discussion of perquisites listed in the following table.

Name	Perquisites	401(k) plan contributions	Employee stock ownership plan contributions	Life insurance premiums	Cash dividends on unvested restricted stock	Payments upon retirement	Total all other compensation
Kim S. Price	—	7,990	17,702	2,368	5,355	—	33,415

Gary F. Hoskins	—	3,959	12,853	343	2,835	—	19,990

Daniel M. Boyd, IV	13,400	4,435	10,619	881	2,363	—	31,698

David C. McGuirt	—	4,919	8,496	—	—	16,000	29,415

Vance B. Brinson, Jr.	13,700	4,371	12,740	3,169	1,260	—	35,240

For Mr. McGuirt, payments upon retirement consists of the value of Mr. McGuirt’s company car, which was given to Mr. McGuirt upon his retirement.
(5)
Total perquisites for Messrs. Price, Hoskins and McGuirt were less than $10,000 for the year ended December 31, 2007.  For the year ended December 31, 2007, perquisites provided to Mr. Boyd consisted of $4,400 for country club fees and $9,000 for automobile expenses, and perquisites provided to Mr. Brinson consisted of $4,700 for country club fees and $9,000 for automobile expenses.

(6)	Mr. McGuirt retired as an executive officer of Citizens South Banking Corporation and Citizens South Bank on December 31, 2007.
(7)	Mr. Brinson retired from Citizens South Bank on February 15, 2008.

Employment Agreements.  Citizens South Banking Corporation and Citizens South Bank (collectively, “Citizens South”) have entered into an employment agreement with their President and Chief Executive Officer, Kim S. Price.  The agreement provides for a term of 36 months.  On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months.  If the agreement is not renewed, the agreement will expire 36 months following the anniversary date.  At January 1, 2008, the base salary for Mr. Price was $259,375.  The base salary may be increased but not decreased.  In addition to the base salary, the agreement provides for, among other things, participation in stock benefit plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by Citizens South Bank for cause at any time. In the event Citizens South Bank terminates the executive’s employment for reasons other than for cause, or in the event of the executive’s resignation from Citizens South Bank upon the occurrence of certain events that would amount to a constructive termination, the executive would be entitled to receive his base salary for the remaining unexpired term of the employment agreement, plus an amount of cash equal to the value of unvested stock options held by the executive payable in a lump sum within 90 days of termination of employment, plus an amount of cash equal to the value of unvested employer contributions to the Citizens South 401(k) Plan as of the date of termination of employment.  Citizens South would also continue the executive’s life, health, dental and disability coverage for the unexpired term of the agreement.

In the event of the executive’s disability, the executive will receive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy maintained by Citizens South Bank.  Citizens South would also continue the executive’s life, health, dental and disability coverage for the unexpired term of the agreement.  In the event of the executive’s death, Citizens South Bank will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

In the event of a change in control followed by the executive’s involuntary termination, or voluntary resignation under circumstances that would amount to a constructive termination, within 12 months after such change in control, the executive will receive a lump sum cash payment equal to three times the executive’s annual compensation, including his base salary at the time of the change of control or the time of his termination of employment, whichever is greater, plus the average cash bonuses and cash incentive compensation earned by the executive for the three years immediately preceding the change in control, but excluding the value of any stock-based compensation.  The executive will also become fully vested in any qualified and non-qualified plans maintained by Citizens South that do not otherwise address the effect of a change in control, and Citizens South will contribute employer contributions to the Citizens South 401(k) plan on the executive’s behalf as if the executive had remained employed for the entire plan year.  Citizens South would also continue the executive’s life, health, dental and disability coverage for the unexpired term of the agreement.  The agreement also provides for additional cash payments to compensate the executive in the event the executive incurs an excise tax under Sections 280G or 4999 of the Internal Revenue Code as a result of excess parachute payments received by the executive in connection with a change in control.

Severance Agreements.  Citizens South Banking Corporation has entered into a severance agreement with each of Gary F. Hoskins, its Executive Vice President and Chief Financial Officer, and Daniel M. Boyd, IV, its Executive Vice President, pursuant to which each executive will be paid as severance a sum equal to one and one-half times his annual compensation, including base salary on the date of the change in control or on the date of the executive’s termination of employment, whichever is greater, plus cash bonuses and incentive compensation earned for the calendar year before the change in control, or immediately before the year of termination, whichever is greater.  The executives will also become fully vested in any qualified and non-qualified plans in which they participate, if the plan does not address the effect of a change in control, and will be entitled to have contributions made on their behalf to a 401(k), retirement, or profit sharing plan as if the executive’s employment had not terminated before the end of the plan year.  In addition, the executive would be entitled to continued life, medical and dental coverage for 18 months following termination of employment.  The term of the agreement continues during the term of his employment and for 12 months following a change in control of Citizens South Bank or Citizens South Banking Corporation.  The severance agreements supersede and replace the merger/acquisition protection agreements previously entered into by Citizens South and each of the executives.

Employee Stock Ownership Plan and Trust.  Citizens South Bank implemented an employee stock ownership plan in connection with its initial mutual holding company reorganization.  The employee stock ownership plan was established effective January 1, 1998, and purchased 169,068 shares of common stock in the initial public offering that was completed on April 9, 1998, and 105,198 shares in the offering that was completed on September 30, 2002.  Employees with at least one year of employment in which they work 1,000 hours or more with Citizens South Bank and who have attained age 21 are eligible to participate in the employee stock ownership plan.  The employee stock ownership plan borrowed funds from Citizens South Banking Corporation and used those funds to purchase the shares of the common stock of Citizens South Banking Corporation.  The collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Citizens South Bank’s contributions to the employee stock ownership plan over a period of 15 years.  The interest rate on the loan adjusts at the prime rate, which is the base rate charged on corporate loans at large U.S. money center commercial banks.  Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation.  For the plan year ended December 31, 2007, 31,644 shares were released from the suspense account and allocated to employees.  Benefits will not vest at all during the first two years of service and will become 100% vested upon the completion of three years of service.  Employees who were employed by Gaston Federal Savings and Loan Association, Citizens South Bank’s mutual predecessor, generally received credit for up to five years of service with the mutual institution.  A participant also becomes 100% vested upon early or normal retirement, disability or death of the participant or a change in control (as defined in the employee stock ownership plan).  A participant who terminates employment for reasons other than death, retirement or disability prior to three years of credited service will forfeit his entire benefit under the employee stock ownership plan.  Benefits will be payable in the form of common stock and cash upon death, retirement, early retirement, disability or separation from service. Citizens South Bank’s contributions to the employee stock ownership plan are discretionary, and subject to the loan terms and tax law limits and, therefore, benefits payable under the employee stock ownership plan cannot be estimated.  Citizens South Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.
Citizens South Bank’s Board of Directors administers the employee stock ownership plan. Citizens South Bank has appointed an independent financial institution to serve as trustee of the employee stock ownership plan. The employee stock ownership plan committee may instruct the trustee regarding investment of funds contributed to the employee stock ownership plan. The employee stock ownership plan trustee, subject to its fiduciary duty, must vote all allocated shares held in the employee stock ownership plan in accordance with the instructions of participating employees. Under the employee stock ownership plan, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions the trustee has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

Plan-Based Awards.  The following table sets forth for the year ended December 31, 2007 certain information as to grants of plan-based awards for the Named Executive Officers.  Grants of non-equity incentives were made under our Executive Annual Incentive Plan, and grants of stock awards were made under our 2003 Recognition and Retention Plan.  The grant date fair value of stock awards granted on January 22, 2007 was $12.97 per share.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2007
		Estimated future payouts under Non-equity incentive plan awards			All other stock	Grant date fair
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	awards: number of shares or units (#)	value of stock and option awards ($)
Kim S. Price	1/18/2007	15,000	37,500	76,500	—	—

Gary F. Hoskins	1/18/2007	7,200	18,000	36,720	—	—
	1/22/2007	—	—	—	1,000	12,970

Daniel M. Boyd, IV	1/18/2007	8,100	20,250	41,310	—	—
	1/22/2007	—	—	—	3,500	45,395

David C. McGuirt	—	—	—	—	—	—

Vance B. Brinson, Jr.	1/18/2007	7,950	19,875	40,545	—	—

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2007 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Kim S. Price	45,002	—	—	5.605	04/19/2009	—		—	—	—
	9,305	—	—	15.06	04/19/2009	—		—	—	—
	100,000	—	—	15.04	11/03/2013	—		—	—	—
	—	—	—	—	—	12,750	(1)	129,158	—	—

Gary F. Hoskins	10,561	—	—	12.98	04/19/2009	—		—	—	—
	40,000	—	—	15.04	11/03/2013	—		—	—	—
	—	—	—	—	—	6,000	(1)	60,780	—	—
						1,000	(2)	10,130

Daniel M. Boyd, IV	20,000	—	—	15.04	11/03/2013	—		—	—	—
	—	—	—	—	—	3,000	(1)	30,390	—	—
						3,500	(2)	35,455

David C. McGuirt	—	—	—	—	—	—		—	—	—

Vance B. Brinson, Jr.	17,126	—	—	7.264	03/25/2012	—		—	—	—
	20,000	—	—	15.04	11/03/2013	3,000	(3)	30,390	—	—
_______________
(1)	Shares vest in equal installments on November 3, 2008, 2009 and 2010.
(2)	Shares were granted on January 22, 2007, and will cliff vest on January 22, 2012.
(3)	Shares were forfeited upon Mr. Brinson’s early retirement on February 15, 2008.
(4)	Based on the $10.13 per share trading price of our common stock on December 31, 2007.

Stock Option Plans.  In 1999 Citizens South Bank adopted, and Citizens South Banking Corporation’s stockholders approved, the 1999 Stock Option Plan.  In 2003, Citizens South Banking Corporation adopted, and its stockholders approved, the 2003 Stock Option Plan.

Pursuant to these plans, options to purchase common stock of Citizens South Banking Corporation were granted to directors and certain executive officers and employees of Citizens South Banking Corporation as determined by the Compensation Committee that administers the plans.  The committee also determines the period over which such awards will vest and become exercisable.  The 1999 plan provides for awards in the form of stock options, reload options, and dividend equivalent rights.  The 2003 plan provides for awards in the form of stock options and reload options.  Limited stock appreciation rights were eliminated from both plans by action of the Board of Directors in December 2005.  There were no options granted to the Named Executive Officers or to Citizens South Banking Corporation’s directors during 2007.

Restricted Stock Plans.  In 1999, Citizens South Bank adopted, and Citizens South Banking Corporation’s stockholders approved, the 1999 Recognition and Retention Plan.  In 2003, Citizens South Banking Corporation adopted and its stockholders approved the 2003 Recognition and Retention Plan.  Under these plans, Citizens South Banking Corporation has issued common stock to key employees and directors.  Awards vest for plan participants in accordance with schedules determined by the Compensation Committee of the Board of Directors.  If a recipient ceases continuous service with Citizens South Banking Corporation due to normal retirement, death or disability, or following a change in control of Citizens South Banking Corporation, shares subject to restriction will immediately vest; in the event of cessation of continuous service for any other reason, unvested shares are forfeited and returned to Citizens South Banking Corporation.  Recipients have the right to vote non-vested shares that have been awarded and will receive dividends declared on such shares.  There were a total of 4,500 restricted shares awarded to the Named Executive Officers during 2007.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2007 for the Named Executive Officers.  Information for the “Value realized on vesting” column is based on the $11.69 per share trading price of our common stock on November 3, 2007.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2007
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Kim S. Price	—	—	4,250	49,683

Gary F. Hoskins	—	—	2,000	23,380

Daniel M. Boyd, IV	—	—	1,000	11,690

David C. McGuirt	—	—	—	—

Vance B. Brinson, Jr.	—	—	1,000	11,690

Pension Benefits.  The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2007 for the Named Executive Officers.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2007
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Kim S. Price	Salary Continuation Agreement	10	275,474	—

Gary F. Hoskins	Salary Continuation Agreement	10	36,120	—

Daniel M. Boyd, IV	Salary Continuation Agreement	4	16,899	—

David C. McGuirt	Supplemental Retirement Plan	2	119,591	—

Vance B. Brinson, Jr.	Salary Continuation Agreement	5	161,231	—

Nonqualified Deferred Compensation Plans.  The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2007 for the Named Executive Officers.  Information with respect to contributions to and the aggregate balance of Mr. McGuirt is described below under “Supplemental Agreement.”

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2007
Name	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($)	Aggregate earnings in last fiscal year ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
Kim S. Price	—	—	—	—	—

Gary F. Hoskins	—	—	—	—	—

Daniel M. Boyd, IV	—	—	—	—	—

David C. McGuirt	—	—	22,142(1)	—	435,077(2)

Vance B. Brinson, Jr.	—	—	—	—	—
________________________
(1)	Earnings listed in the “Aggregate earnings in last fiscal year” column were included as compensation of Mr. McGuirt in the Summary Compensation Table.
(2)
Amounts included in the “Aggregate balance at last fiscal year end” column attributed to earnings beginning January 1, 2006 were previously reported as compensation to Mr. McGuirt.  Amounts attributed to earnings prior to that date were not previously reported as compensation to Mr. McGuirt, as Mr. McGuirt joined Citizens South Banking Corporation and Citizens South Bank on October 31, 2005, and was not previously a Named Executive Officer of Citizens South Banking Corporation.

Supplemental Agreement.  On May 25, 2005, Citizens South Bank and Mr. McGuirt entered into a Supplemental Agreement that (i) provides that the prior employment agreement between Trinity Bank and Mr. McGuirt would terminate on the effective date of the acquisition of Trinity Bank (October 31, 2005), (ii) rescinds the section of the prior employment agreement between Trinity Bank and Mr. McGuirt providing for payments in the event of a change in control, or $387,102, which is the lump sum equivalent of 2.99 times Mr. McGuirt’s average taxable income for the five years immediately preceding the year of the change in control; and (iii) provides for payments of the $387,102, plus interest at the long-term applicable federal rate, to be annuitized and paid to Mr. McGuirt by Citizens South Bank in ten equal annual installments beginning in January 2010 and ending in January 2019.

Salary Continuation Agreements.  In 2004, Citizens South Bank entered into Salary Continuation Agreements with certain executives, including Messrs. Price, Hoskins and Boyd.  The Salary Continuation Agreements amend and restate in their entirety, the prior Executive Supplemental Retirement Plan for the benefit of the executives (other than Messrs. Boyd and Brinson who were not covered by the Executive Supplemental Retirement Plan).  The Salary Continuation Agreements constitute a non-qualified, unfunded deferred compensation plan evidenced by separate agreements for each executive.  The amount of an executive’s benefit is determined under the individual agreement with the executive, and is, assuming retirement at the normal retirement age of 65, an annual benefit of $148,500 in the case of Mr. Price, and $45,000 in the case of each of Messrs. Hoskins and Boyd.  The annual benefit is payable in monthly installments for the executive’s lifetime.  In the event of termination of employment prior to normal retirement age for reasons other than death, disability, termination for cause or following a change in control, the executive will receive a reduced benefit, payable at normal retirement age, assuming the executive is at least partially vested in a benefit at the time of termination of employment.  In the case of Mr. Price, the reduced benefit is presently fully vested.  In all other cases, an executive will be 75% vested in a reduced benefit at age 60, will increase in vesting at the rate of 5% per year from age 61 to 65, and prior to age 60, will vest ratably in accordance with the terms of the executive’s Salary Continuation Agreement until the executive attains age 60.  As of January 1, 2008, Mr. Hoskins is 60% vested, and Mr. Boyd is 30% vested.  In the event Messrs. Price, Hoskins, or Boyd becomes disabled prior to termination of employment at normal retirement age and the executive’s employment is terminated because of such disability, the executive will be entitled to receive a disability benefit upon attainment of normal retirement age.  The early termination benefit and the disability benefit are calculated as an annual payment stream of the accrual balance (or vested accrual balance in the case of an early termination benefit other than due to disability) that exists at the end of the year immediately prior to the year in which the early termination or disability occurs, using a standard discount rate of 8.5%, and increasing the benefit amount annually by 2% to offset inflation, beginning in the year after payment of the benefit commences.  In the event of their termination of employment prior to normal retirement age due to disability, Messrs. Price, Hoskins, and Boyd would receive an annual benefit of $80,399, $19,758 and $7,970, respectively, commencing upon their normal retirement age.  Upon their early retirement, Messrs. Price, Hoskins and Boyd would receive an annual benefit of $80,399, $11,855 and $2,391, respectively, commencing upon their normal retirement age.  The benefits are forfeitable by the executive if the executive’s service is terminated for cause.

In the event that an executive dies during active service or following termination of employment while receiving benefits, Citizens South Bank will pay to the executive’s beneficiary, the accrual balance (or vested accrual balance in the case of an early termination benefit) remaining at the time of the executive’s death.  In addition, the executive’s beneficiary will be entitled to the following split dollar death benefits discussed immediately below.

In the event of a change in control of Citizens South Banking Corporation followed by the executive’s involuntary termination of employment within 12 months or voluntary termination of employment within 12 months due to good reason (as defined in the plan), each of Messrs. Price and Hoskins will be entitled to their normal retirement age accrual benefit, discounted to present value and payable within three days after termination of employment.  The present value of the payments that Messrs. Price and Hoskins would receive assuming that a change in control occurred on December 31, 2007, is $508,814 and $82,267, respectively.  Under the same circumstances, Mr. Boyd would be entitled to his then-existing accrual benefit, or $16,899, without regard to his vesting percentage, payable within three days after termination of employment.  In addition, Mr. Price’s Salary Continuation Agreement provides a gross-up payment to him in the event the change in control benefit payable under the Salary Continuation Agreement causes an excess parachute payment under Section 280G of the Internal Revenue Code.  The Salary Continuation Agreements indemnify each executive for legal fees incurred in pursuing the executive’s rights to payment of the executive’s benefit in the event of a change in control.  Such indemnification for legal fees is up to $500,000 in the case of Mr. Price, $100,000 in the case of Mr. Hoskins, and $25,000 in the case of Mr. Boyd.  At December 31, 2007, Messrs. Price, Hoskins and Boyd had an accrual balance of $275,474; $36,120; and $16,899, respectively.

Split Dollar Death Benefits.  In conjunction with the adoption of the Salary Continuation Agreements, Citizens South Bank terminated each of the then existing Endorsement Split Dollar Agreements and entered into new Endorsement Split Dollar Agreements with the six executives covered by the Salary Continuation Agreements.  Under the new Endorsement Split Dollar Agreements, if at the time of termination of the executive’s employment, the executive is entitled to benefits under the Salary Continuation Agreement, or if the executive dies while employed by Citizens South Bank, the executive’s beneficiaries will be paid a death benefit equal to the product of 100% of the net death proceeds (in excess of the cash surrender value of the policy) multiplied by the executive’s vested percentage under the Salary Continuation Agreement (which will be deemed to be 100% in the event of the executive’s death, disability or termination due to a change in control).  The executives’ vested percentages are described above in “—Salary Continuation Agreements.”  In the event of their deaths as of December 31, 2007, the beneficiaries of Messrs. Price, Hoskins and Boyd would receive a split dollar death benefit of $842,724, $245,079 and $527,486, respectively.

Supplemental Retirement Plan for David McGuirt.  On October 25, 2005, Trinity Bank and Mr. McGuirt executed the Supplemental Retirement Plan for David McGuirt.  The plan freezes the 2003 Supplemental Retirement Plan Trinity Bank had adopted for Mr. McGuirt’s benefit and that had an accrued benefit of $107,000.  The plan provides that the accrued benefit of $107,000, plus interest at the long-term applicable federal rate, will be annuitized and paid to Mr. McGuirt in ten equal annual installments beginning in January 2010 and ending in January 2019.  As the successor to Trinity Bank, Citizens South Bank has inherited the payment obligations under the plan.

Consulting and Non-Compete Agreement.  Citizens South Bank and Mr. McGuirt have entered into a two-year Consulting and Non-Compete Agreement, effective November 1, 2007 (the first day of the month following the second anniversary of the acquisition of Trinity Bank).  Under the agreement, Mr. McGuirt will receive a fee of $11,750 for each month of service beginning January 1, 2008, or a total of $282,000 if he completes the entire two-year term.

Potential Payments to Named Executive Officers

The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2007, pursuant to Messrs. Price’s employment agreements, Messrs. Hoskins’ and Boyd’s severance agreements, and pursuant to shares of restricted stock that have been granted under our recognition and retention plans.   These tables do not reflect payments that would be received by Mr. McGuirt under his Supplemental Retirement Plan, which payments are described above.  These tables also do not reflect payments that would be received by Messrs. Price, Hoskins or Boyd under their Salary Continuation Agreements, or their split dollar agreements, which are also described above.

Name	Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control	Termination Upon or Following Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Normal Retirement
Kim S. Price	Severance pay under employment agreement	$604,167	$750,000	—	—	$250,000	$604,167	—
	Bonus payment	—	$59,500	—	—	—	—	—
	Health care and other benefits continuation	$30,346	$30,346	—	—	—	$30,346	—
	Acceleration of shares of unvested restricted stock	—	$129,158	—	—	$129,158	$129,158	$129,158
	Tax gross-up	—	$437,210	—	—	—	—	—

Gary F. Hoskins	Severance pay under severance agreement	—	$180,000	—	—	—	—	—
	Bonus payment	—	$21,453	—	—	—	—	—
	Health care and other benefits continuation	—	$9,736	—	—	—	—	—
	Acceleration of shares of unvested restricted stock	—	$70,910	—	—	$70,910	$70,910	$70,910

Daniel M. Boyd, IV	Severance pay under severance agreement	—	$202,500	—	—	—	—	—
	Bonus payment	—	$24,866	—	—	—	—	—
	Health care and other benefits continuation	—	$9,859	—	—	—	—	—
	Acceleration of shares of unvested restricted stock	—	$65,845	—	—	$65,845	$65,845	$65,845

In connection with Mr. Brinson’s retirement, Citizens South Banking Corporation and Citizens South Bank entered into a separation agreement and release with Mr. Brinson. In return for a release of all possible claims against Citizens South Banking Corporation and Citizens South Bank, as well as in return for a noncompetition and a non-solicitation (as to both employees and customers) agreement, Citizens South Bank agreed to the following: (i) to continue paying Mr. Brinson’s base salary through December 31, 2008 (a total payment of $115,938 from February 15, 2008); (ii) to provide an enhanced benefit under his Salary Continuation Agreement of $134,237, bringing the total value under this agreement to $263,222; (iii) to extend the expiration date for the exercise of 17,126 stock options granted in 2002 through the original expiration date of the option, or March, 2012; and (iv) to provide continuing health and dental insurance coverage, at Citizens South Bank’s cost, until the earlier to occur of Mr. Brinson's 65th birthday or his employment on a full time basis by another employer (estimated total cost of $23,536).

Directors’ Compensation

The following table sets forth for the year ended December 31, 2007 certain information as to the total remuneration we paid to our directors other than Messrs. Price and McGuirt, who do not receive separate compensation for their services as Directors.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2007
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
Senator David W. Hoyle	33,950	15,807 (4)	—	—	44,199	1,324	95,280
Ben R. Rudisill, II	30,400	15,807 (5)	—	—	37,343	1,324	84,874
James J. Fuller	24,700	15,807 (6)	—	—	33,757	1,324	75,588
Charles D. Massey	23,350	15,807 (7)	—	—	26,442	1,324	66,923
Eugene R. Matthews, II	31,900	15,807 (8)	—	—	1,332	1,324	50,363
___________________
(1)
Reflects the value of all stock awards that vested during the year ended December 31, 2007 that were granted on November 3, 2003 under the 2003 Citizens South Banking Corporation Recognition and Retention Plan approved by stockholders on October 23, 2003.  The value is the amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2007 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R). The assumptions used in the valuation of these awards are included in Notes 1 and 14 to our audited financial statements for the year ended December 31, 2007 included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.  On November 3, 2003, each outside director was granted 10,510 shares of restricted stock with a grant-date fair value of $158,070.  Shares vest at the rate of 30% on November 3, 2003, 10% on January 2, 2004 and 10% on November 3, 2005, 2006, 2007, 2008, 2009 and 2010.

(2)
Includes an increase in pension value of $10,826, $4,413, $3,851, $5,530 and $1,332 for Senator Hoyle and Messrs. Rudisill, Fuller, Massey and Matthews, respectively, and nonqualified deferred compensation earnings of $33,373, $32,930, $29,906 and $20,912 for Senator Hoyle and Messrs. Rudisill, Fuller and Massey, respectively.

(3)	Reflects cash dividends on unvested shares of restricted stock granted under the 2003 Citizens South Banking Corporation Recognition and Retention Plan.
(4)
At December 31, 2007, Senator Hoyle had 3,153 unvested shares of restricted stock and held 8,061 stock options with an exercise price of $10.42 per share and 22,670 stock options with an exercise price of $15.04 per share.

(5)
At December 31, 2007, Mr. Rudisill had 3,153 unvested shares of restricted stock and held 8,064 stock options with an exercise price of $10.39 per share and 22,670 stock options with an exercise price of $15.04 per share.

(6)	At December 31, 2007, Mr. Fuller had 3,153 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share.
(7)	At December 31, 2007, Mr. Massey had 3,153 unvested shares of restricted stock and held 22,670 stock options with an exercise price of $15.04 per share.
(8)
At December 31, 2007, Mr. Matthews had 3,153 unvested shares of restricted stock and held 4,995 stock options with an exercise price of $5.605 per share and 22,670 stock options with an exercise price of $15.04 per share.

Compensation of Directors

Fees.  Each non-employee director of Citizens South Banking Corporation (other than the Chairman of the Board) receives a monthly retainer of $1,083.  The Chairman of the Board of Citizens South Banking Corporation receives a monthly retainer of $1,667.  In addition, each non-employee director of Citizens South Banking Corporation receives a fee of $1,000 for each Board meeting attended and $300 for each Committee meeting attended.  Non-employee members of Citizens South Banking Corporation’s Executive Committee receive $400 for each meeting attended, and the Chairman of the Audit Committee receives $1,450 for each meeting attended.

Except for Director Massey, all of our directors currently serve on the Board of Directors of Citizens South Bank, Citizens South Banking Corporation’s subsidiary.  Each non-employee director receives a fee of $350 for each Bank Board meeting attended and $300 for each Bank Committee meeting attended (except for the Executive Committee of Citizens South Bank, for which the directors receive $400 for each meeting attended).  Directors are permitted one paid absence from Company Board meetings and two paid absences from Bank Board meetings.

Deferred Compensation and Income Continuation Agreement.  In May 1986, Citizens South Bank entered into nonqualified deferred compensation agreements (“DCAs”) for the benefit of certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill.  The DCAs provided each director with a one-time opportunity to defer up to $20,000 of then-annual compensation into the DCA.  Amounts credited to a director’s account under the DCA will be paid in 120 equal monthly payments (i) to the director upon his retirement from service on or after attaining age 70, (ii) to the director immediately upon termination of his service due to disability, or (iii) to the director’s beneficiaries upon his death.  If the director voluntarily terminates his service before age 70, his retirement benefit will be paid at age 70 and will be based on the accrued retirement liability balance existing on the date service terminates. If a director’s service terminates within one year after a change in control of Citizens South Banking Corporation, the DCA provides for a lump sum cash payment of the retirement benefit projected to be accrued at the point when the director would have attained age 70. Benefits under the DCAs are forfeited if the director’s service is terminated for cause.   The DCA is an unfunded plan for tax purposes and for purposes of the Employment Retirement Income Security Act (“ERISA”).  All obligations arising under the DCA are payable from the general assets of Citizens South Bank.

Supplemental Retirement Plan.  In February 1992, Citizens South Bank entered into nonqualified supplemental retirement agreements (“SRAs”) for certain directors at that time, including Directors Fuller, Hoyle, Massey and Rudisill.  These SRAs were amended and restated in March 2004.  Citizens South Bank entered into an SRA for Director Matthews in October 2000.  The SRAs provide for an annual benefit that ranges from $8,000 to $15,600, payable in monthly installments beginning at age 70 for a period of 15 years.  In the event of a director’s pre-retirement death or death before all payments under the SRA have been made to the director, monthly benefits are provided for the director’s designated beneficiary or beneficiaries.  If a director dies without a valid beneficiary designation, the surviving spouse will be his beneficiary, or if none, then the benefits will be paid to the director’s personal representative.  Benefits under the SRAs are forfeited if the director’s service is terminated for cause.  The SRA is considered an unfunded plan for tax and ERISA purposes.  All obligations arising under the SRAs are payable from the general assets of Citizens South Bank.

Stock Benefit Plans.  Directors are eligible to receive awards of stock options and restricted stock.  On November 3, 2003, each non-employee director of Citizens South Banking Corporation was granted non-qualified options to purchase 22,670 shares of common stock of Citizens South Banking Corporation and 10,510 restricted stock awards.  All stock options vest in 20% increments over a five-year period from the date of the director’s first election to the Board of Directors.  Restricted stock awards vest over a seven-year period, commencing on the date of the award, at the rate of 30% immediately, 10% on January 2, 2004, 10% on November 3, 2005, and 10% per year on November 3 of each year thereafter, or upon the director’s disability, normal retirement, death, or following a change in control of Citizens South Banking Corporation.

Additional Equity Compensation Plan Disclosure

Set forth below is information as of December 31, 2007 regarding compensation plans under which equity securities of Citizens South Banking Corporation are authorized for issuance.

Plan	Number of Securities to be Issued upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price	Number of Securities Remaining Available for Issuance under Plan
Equity compensation plans approved by stockholders	732,886	$13.09	16,125
Equity compensation plans not approved by stockholders	—	—	—
Total	732,886	$13.09	16,125 (1)

(1)
There are no shares available for future issuance pursuant to the 1999 Recognition and Retention Plan and 1,612 shares underlying options available for future issuance pursuant to the 1999 Stock Option Plan.  There are 5,038 shares available for future issuance pursuant to the 2003 Recognition and Retention Plan and 9,475 shares underlying options available for future issuance pursuant to the 2003 Stock Option Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

The common stock of Citizens South Banking Corporation is registered with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.  The officers and directors of Citizens South Banking Corporation and beneficial owners of greater than 10% of Citizens South Banking Corporation’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of the common stock.  Securities and Exchange Commission rules require disclosure in Citizens South Banking Corporation’s Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of Citizens South Banking Corporation’s common stock to file a Form 3, 4, or 5 on a timely basis.  Based on Citizens South Banking Corporation’s review of ownership reports, none of Citizens South Banking Corporation’s officers or directors failed to file these reports on a timely basis for 2007.

Transactions with Certain Related Persons

Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Although federal regulations permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees, Citizens South Bank does not provide loans to executive officers and directors on preferential terms when compared to persons who are not affiliated with Citizens South Bank.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from:  (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director.  There are several exceptions to this general prohibition, one of which is applicable to Citizens South Banking Corporation.  Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act.  All loans to our directors and officers are made in conformity with the Federal Reserve Act and the Federal Reserve Board Regulation O.

In accordance with the listing standards of the Nasdaq Stock Market, any new transactions that would be required to be reported under this section of this proxy statement must be approved by our audit committee or another independent body of the board of directors.

PROPOSAL II - APPROVAL OF THE CITIZENS SOUTH BANKING CORPORATION
2008 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Citizens South Banking Corporation 2008 Equity Incentive Plan (the “Equity Plan”), to provide officers, employees and directors of Citizens South Banking Corporation and Citizens South Bank with additional incentives to promote the growth and performance of Citizens South Banking Corporation.  Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  By approving the Equity Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Plan, which is qualified in its entirety by reference to the provisions of the Equity Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Plan authorizes the issuance of up to 300,000 shares of Citizens South Banking Corporation common stock pursuant to grants of incentive and non-statutory stock options and restricted stock awards.  No more than 100,000 shares may be issued as restricted stock awards.  All shares may be issued as incentive stock options.

The Equity Plan will be administered by the members of Citizens South Banking Corporation’s Compensation Committee who are “Disinterested Board Members,” as defined in the Equity Plan (the “Committee”).  The Committee has full and exclusive power within the limitations set forth in the Equity Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Plan’s purposes; and interpreting and otherwise construing the Equity Plan.  The Equity Plan also permits the Board of Directors or the Committee to delegate to one or more officers of Citizens South Banking Corporation the Committee’s power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded.  Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to qualify for the exception to the $1.0 million deduction limit.

The Committee may use shares of stock available under the Equity Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Citizens South Banking Corporation or a subsidiary, including the plans and arrangements of Citizens South Banking Corporation or a subsidiary assumed in business combinations.

Eligibility

Employees and outside directors of, and service providers to, Citizens South Banking Corporation or its subsidiaries are eligible to receive awards under the Equity Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Plan, which shall be set forth in an award agreement delivered to each participant.  Awards may be granted in a combination of incentive and non-statutory stock options or restricted stock awards, as follows:

Stock Options.  A stock option gives the recipient or “optionee” the right to purchase shares of common stock at a specified price for a specified period of time.  The exercise price may not be less than the fair market value on the date the stock option is granted.  Fair market value for purposes of the Equity Plan means the final sales price of Citizens South Banking Corporation’s common stock as reported on the Nasdaq Global Market on the date the option is granted, or if Citizens South Banking Corporation’s common stock was not traded on such date, then on the day prior to such date or on the next preceding day on which Citizens South Banking Corporation’s common stock was traded, and without regard to after-hours trading activity.  The Committee will determine the fair market value, in accordance with Section 422 of the Internal Revenue Code, if it cannot be determined in the manner described above.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise (i) either in cash or with stock of Citizens South Banking Corporation that was owned by the participant for at least six months prior to delivery, or (ii) by reduction in the number of shares deliverable pursuant to the exercise of the stock option, or (iii) through a “cashless exercise” through a third party.  Cash may be paid in lieu of any fractional shares under the Equity Plan.  Stock options are subject to vesting conditions and restrictions as determined by the Committee.

Stock Appreciation Rights. Stock appreciation rights give the recipient the right to receive a payment in cash, shares of Citizens South Banking Corporation common stock, or a combination thereof, of an amount equal to the excess of the fair market value of a specified number of shares of common stock on the date of the exercise of the stock appreciation rights over the fair market value of the common stock on the date of grant of the stock appreciation rights, as set forth in the recipient’s award agreement.

Stock Awards.  Stock awards under the Equity Plan will be granted only in whole shares of common stock.  Stock awards will be subject to conditions established by the Committee that are set forth in the award agreement.  Any stock award granted under the Equity Plan will be subject to vesting as determined by the Committee.

Prohibition Against Repricing of Options or Stock Appreciation Rights.  The Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option or a stock appreciation right previously granted.

Prohibition on Transfer. Generally, all awards, except non-statutory stock options, granted under the Equity Plan will be nontransferable except by will or in accordance with the laws of intestate succession, or pursuant to a domestic relations order.  At the Committee’s sole discretion, non-statutory stock options may be transferred for valid estate planning purposes that are permitted by the Internal Revenue Code and the Exchange Act.  Stock awards are not transferrable prior to the time that such award vests.  The Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the Equity Plan upon the participant’s death.

Limitation on Awards Under the Equity Plan

The following limits apply to awards under the Equity Plan:

•
the maximum number of shares of stock that may be issued pursuant to the exercise of options or stock appreciation rights under a grant to any one participant in any one calendar year is 100,000 shares;

•	the maximum number of shares of stock that may be granted as stock awards to any one participant during any calendar year is 100,000 shares;

•	the maximum dollar amount that may be payable to any one participant pursuant to cash settled stock appreciation rights in any calendar year is $500,000; and

•
the maximum number of shares of stock that may be issued pursuant to the exercise of all stock options and stock appreciation rights granted to non-employee directors as a group is 10% of the aggregate shares that may be issued pursuant to the exercise of stock options or stock appreciation rights granted under the plan, and the maximum number of stock awards that may be granted to non-employee directors as a group is 10% of the stock awards in the aggregate to be granted under the plan.

In the event of a corporate transaction involving the stock of Citizens South Banking Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments if appropriate.

Performance Features

Section 162(m) of the Internal Revenue Code. A federal income tax deduction for Citizens South Banking Corporation will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer).  However, amounts that constitute “performance-based compensation” are not counted toward the $1.0 million limit.  The Equity Plan is designed so that stock options and stock appreciation rights will be considered performance-based compensation.  The Committee may designate whether any stock awards granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any stock awards designated as “performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: earnings; financial return ratios; capital; increase in revenue, operating or net cash flows; efficiency ratio; cash efficiency ratio; operating efficiency ratio; cash flow return on investment; total stockholder return; average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; market share; net operating income; operating income or net income; debt load reduction; expense management; economic value added; net interest rate spread; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; and achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific targets, such as business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of Citizens South Banking Corporation as a whole or of any one or more subsidiaries or business units of Citizens South Banking Corporation or a subsidiary and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. The Committee may adjust performance measures after they have been set, but only to the extent the Committee exercises negative discretion as permitted under applicable law for purposes of an exception to section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “performance-based compensation” and the establishment of any performance based measures shall be made during the period required by section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the vesting of an award under the Equity Plan is conditioned on the completion of a specified period of service with Citizens South Banking Corporation or its subsidiaries, without the achievement of performance measures or objectives, then unless otherwise determined by the Committee and evidenced in an award agreement, the required period of service for full vesting shall not be less than three years for an employee, and not less than one year for a director, subject in either case to acceleration in the event of death, disability, retirement, involuntary termination of employment or service following a change in control, or other enumerated events.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control of Citizens South Banking Corporation, all outstanding options and stock appreciation rights then held by a participant will become fully exercisable and all stock awards shall be fully earned and vested. For the purposes of the Equity Plan, a change in control occurs when: (a) any person is or becomes the beneficial owner, directly or indirectly, of securities of Citizens South Banking Corporation representing 25% or more of the combined voting power of Citizens South Banking Corporation’s then outstanding voting securities; (b) the Incumbent Directors (as defined in the Equity Plan) cease, for any reason, to constitute a majority of the Whole Board (as defined in the Equity Plan); or (c) a plan of reorganization, merger, consolidation or similar transaction involving Citizens South Banking Corporation and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is defined in the Equity Plan as an Excluded Transaction, or the stockholders of Citizens South Banking Corporation approve a plan of complete liquidation of Citizens South Banking Corporation, or a sale, liquidation or other disposition of all or substantially all of the assets of Citizens South Banking Corporation or Citizens South Bank is consummated; or (d) a tender offer is made for 25% or more of the outstanding voting securities of Citizens South Banking Corporation and the stockholders owning beneficially or of record 25% or more of the outstanding voting securities of Citizens South Banking Corporation have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or (e) a Potential Change in Control (as defined in the Equity Plan) occurs, and the Board of Directors determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a change in control for the purposes of the Equity Plan.

In the event of a change in control, any performance measure attached to an award under the Equity Plan shall be deemed satisfied as of the date of the change in control.

Forfeiture

The Committee may specify in a covered employee’s award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon the employee’s termination for cause, termination of employment with us or our affiliate or subsidiary, any material violation of our policy, breach of noncompetition, confidentiality or other restrictive covenants that apply to the covered employee, or any other conduct that is detrimental to our business or reputation, our affiliates and/or our subsidiaries.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Equity Plan or any award granted under the Equity Plan, provided that, other than as provided in the Equity Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Plan related to repricing, materially increase the original number of securities that may be issued under the Equity Plan (other than as provided in the Equity Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Plan without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Plan at any time, retroactively or otherwise, to ensure that the Equity Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Duration of Plan

The Equity Plan will become effective upon approval by the stockholders at this annual meeting.  The Equity Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Plan on or after the 10-year anniversary of the effective date of the Equity Plan.  At any time, the Board of Directors may terminate the Equity Plan. However, any termination of the Equity Plan will not affect outstanding awards.

United States Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Plan.

     Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and Citizens South Banking Corporation will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of Citizens South Banking Corporation or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Citizens South Banking Corporation will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a stock appreciation right will not result in taxable income to the participant. Upon exercise of a stock appreciation right, the cash received or the fair market value of shares received will be taxable to the participant as ordinary income and Citizens South Banking Corporation will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Citizens South Banking Corporation will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Citizens South Banking Corporation will be entitled to a corresponding deduction.

Withholding of Taxes. Citizens South Banking Corporation may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to Citizens South Banking Corporation to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Equity Plan in the event of a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Citizens South Banking Corporation.

Tax Advice.  The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Plan. Citizens South Banking Corporation suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” Citizens South Banking Corporation is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of options and other equity-based compensation (such as restricted stock and stock appreciation rights).

Awards to be Granted

The Board of Directors adopted the 2008 Equity Incentive Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors.  At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the 2008 Equity Incentive Plan, the proposal must receive the affirmative vote of the majority of the shares voting at the annual meeting, without regard to broker non-votes or proxies marked ABSTAIN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

PROPOSAL III—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Citizens South Banking Corporation’s independent registered public accounting firm for the year ended December 31, 2007 was Cherry, Bekaert & Holland, L.L.P.  The Audit Committee has engaged Cherry, Bekaert & Holland, L.L.P. to be Citizens South Banking Corporation’s independent registered public accounting firm for the year ending December 31, 2008, subject to the ratification of the engagement by Citizens South Banking Corporation’s stockholders.  At the annual meeting, stockholders will consider and vote on the ratification of the engagement of Cherry, Bekaert & Holland, L.L.P. for the year ending December 31, 2008.  A representative of Cherry, Bekaert & Holland, L.L.P. is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Stockholder ratification of the selection of Cherry, Bekaert & Holland, L.L.P. is not required by Citizens South Banking Corporation’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection of Cherry, Bekaert & Holland, L.L.P., the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of Citizens South Banking Corporation and its stockholders.

Fees Paid to Cherry, Bekaert & Holland, L.L.P.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. to Citizens South Banking Corporation during 2007 and 2006:

Audit Fees.  The aggregate fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of Citizens South Banking Corporation’s annual financial statements, audit of management’s assessment of the effectiveness of internal control over financial reporting, review of the financial statements included in Citizens South Banking Corporation’s Quarterly Reports on Form 10-Q and services that are normally provided by Cherry, Bekaert & Holland, L.L.P. in connection with statutory and regulatory filings and engagements were $89,500 and $84,500 during the years ended December 31, 2007 and 2006, respectively.

Audit-Related Fees.  There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for assurance and related services rendered by Cherry, Bekaert & Holland, L.L.P. that were reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “—Audit Fees,” above during the years ended December 31, 2007 and 2006.

Tax Fees.  There were no fees billed to Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning during the years ended December 31, 2007 and 2006.

All Other Fees.  There were no fees billed Citizens South Banking Corporation by Cherry, Bekaert & Holland, L.L.P. that are not described above during the years ended December 31, 2007 and 2006.

For 2007 and 2006, there were no non-audit services that could have affected Cherry, Bekaert & Holland, L.L.P.’s independence in performing its function as the independent registered public accounting firm of Citizens South Banking Corporation.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In 2007 and 2006, there were no fees paid to Cherry, Bekaert & Holland, L.L.P. that were not pre-approved by the Audit Committee.

Required Vote and Recommendation of the Board of Directors

In order to ratify the selection of Cherry, Bekaert & Holland, L.L.P. as the independent registered public accounting firm for the year ending December 31, 2008, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CHERRY, BEKAERT & HOLLAND, L.L.P. AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in Citizens South Banking Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Citizens South Banking Corporation’s executive office, 519 South New Hope Road, Gastonia, North Carolina 28054-4040, no later than December 11, 2008.  Nothing in this paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

The Bylaws of Citizens South Banking Corporation provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of Citizens South Banking Corporation not less than ninety (90) days before the date fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made, notice by the stockholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in the paragraph shall be deemed to require Citizens South Banking Corporation to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements or inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The date on which the next Annual Meeting of Stockholders of Citizens South Banking Corporation is expected to be held is May 11, 2009.  Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before next year’s Annual Meeting of Stockholders must be given to Citizens South Banking Corporation no later than February 10, 2009.  If notice is received after February 10, 2009, it will be considered untimely, and Citizens South Banking Corporation will not be required to present the matter at the meeting.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this proxy statement.  However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the annual meeting, as to which they shall act in accordance with their best judgment.

The cost of solicitation of proxies will be borne by Citizens South Banking Corporation.  Citizens South Banking Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of Citizens South Bank may solicit proxies personally or by telephone without additional compensation.  Citizens South Banking Corporation has retained Laurel Hill Advisory Group, LLC to assist Citizens South Banking Corporation in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $7,000 plus reasonable expenses for these services.

A copy of the Citizens South Banking Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007 will be furnished without charge to stockholders as of the record date upon written request to the Secretary, Citizens South Banking Corporation, 519 South New Hope Road, Gastonia, North Carolina 28054-4040.

BY ORDER OF THE BOARD OF DIRECTORS

\s\ Paul L. Teem, Jr.

Paul L. Teem, Jr.
Gastonia, North Carolina	Secretary
April 10, 2008

APPENDIX A

CITIZENS SOUTH BANKING CORPORATION

2008 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1                     Purpose, Effective Date and Term.  The purpose of this 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Citizens South Banking Corporation, a Delaware corporation (the “Company”), and its Subsidiaries, including Citizens South Bank (the “Bank”), by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan is May 12, 2008, the expected date of the approval of the Plan by the Company’s stockholders.  The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the day before the ten-year anniversary of the Effective Date.

Section 1.2                     Administration.  The Plan shall be administered by a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3                    Participation.  Each Employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards under the Plan shall be limited to Employees and Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an incentive stock option) may be granted to an individual prior to the date on which he or she first performs services as an Employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4                     Definitions.  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

ARTICLE 2 - AWARDS

        Section 2.1                    General.  Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant.  Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.7, an award may be granted as an alternative to or replacement of an existing award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of awards that may be granted under the Plan include:

           (a)           Stock Options.  A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any stock option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be:  (i) granted after the day before the ten-year anniversary of the Effective Date; or (ii) granted to a non-Employee.  Unless otherwise specified in the Award Agreement or prohibited by statute, an option awarded to an Employee shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a non-qualified option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b)           Stock Appreciation Rights.  A stock appreciation right (an “SAR”) is a right to receive, in cash, shares of Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise, over (ii) an Exercise Price established by the Committee in accordance with Section 2.2 hereof.

(c)           Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of Stock, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2                    Exercise of Stock Options and SARs.  A stock option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.  In no event, however, shall a stock option or SAR be exercised later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each stock option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; and, provided further, that the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an Employee or Director of, or service provider to, an acquired entity.  The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (a) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.  The total number of shares that may be acquired upon the exercise of an option shall be rounded down to the nearest whole share.

Section 2.3.                    Restricted Stock Awards.

(a)           General. Each Restricted Stock Award shall be evidenced by an Award Agreement, which shall: (a) specify the number of shares of Stock covered by the Restricted Stock Award; (b) specify the date of grant of the Restricted Stock Award; (c) specify the vesting period, and (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Committee, together with a stock power executed by the Participant in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Common Stock evidenced hereby is subject to the terms of an Award Agreement between Citizens South Banking Corporation and [Name of Participant] dated [Date], made pursuant to the terms of the Citizens South Banking Corporation 2008 Equity Incentive Plan, copies of which are on file at the executive offices of Citizens South Banking Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock awards in any other approved format (e.g. electronically) in order to facilitate the paperless transfer of such awards.  In the event Restricted Stock Awards are not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock Awards that are not issued in certificate form shall be subject to the same terms and conditions of this Plan as certificated shares, including the restrictions on transferability, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)             Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, but otherwise whether or not in cash, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of a Restricted Stock Award, the Committee shall cause the dividend (and any earnings thereon) to be distributed  to the Participant no later than two and one-half months following the date on which the Restricted Stock Award vests.

(c)             Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Stock subject to the Restricted Stock Award shall be exercised by the Participant in his or her discretion.

(d)             Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Stock, to any tender offer, exchange offer, cash/stock merger consideration election, or other offer made to or elections made by the holders of shares of Stock. Such a direction for any such shares of Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Stock shall not be tendered.

Section 2.4                    Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

    (a)           Performance Measures.  Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); capital; increase in revenue, operating or net cash flows; efficiency ratio; cash efficiency ratio; operating efficiency ratio; cash flow return on investment; total stockholder return; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; net interest rate spread; stock price; assets, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, deposits or assets; liquidity; interest sensitivity gap levels; regulatory compliance or safety and soundness; improvement of financial rating; achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives, such as meeting specific cost, revenue or other targets, business expansion goals and goals relating to acquisitions or divestitures.  Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)           Partial Achievement.  The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement.  In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)           Adjustments.  Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.5                      Vesting of Awards.  If the right to become vested in an award under the Plan (including the right to exercise an option) is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then, unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting shall be three (3) years (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement, or Involuntary Termination of Employment following a Change in Control); provided, however, that unless otherwise determined by the Committee and evidenced in the Award Agreement, the required period of service for full vesting with respect to an award granted to Directors shall be one (1) year (subject to acceleration in such similar events as applied to Employee Participants, and providing that service as a director emeritus or advisory director shall constitute service for purposes of vesting).

Section 2.6                      Deferred Compensation.  If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7                      Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a stock option or SAR previously granted under the Plan.

Section 2.8.                      Effect of Termination of Service on Awards.  The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an award or this Plan and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of award.  Unless the Committee shall specifically state otherwise at the time an award is granted, all awards to an Employee, Director or service provider shall vest immediately upon such individual’s death, Disability or Retirement.  Unless otherwise provided in an Award Agreement, the following provisions shall apply to each award granted under this Plan:

(a)           Upon the Termination of Service for any reason other than Disability, Retirement, death or termination for Cause, options and SARs shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and options and SARs may be exercised only for a period of three months following termination, and any shares of Restricted Stock that have not vested as of the date of termination shall expire and be forfeited.

(b)           In the event of a Termination of Service for Cause, all options, SARs and Restricted Stock Awards granted to a Participant under the Plan not exercised or vested shall expire and be forfeited.

(c)           Upon the Termination of Service for reason of Disability, Retirement or death, all options and SARs shall be exercisable as to all shares subject to an outstanding award, whether or not then exercisable, and all Restricted Stock Awards shall vest as to all shares subject to an outstanding award, whether or not otherwise immediately vested, at the date of Termination of Service, and options and SARs may be exercised for a period of one year following Termination of Service.  Provided, however, that no option shall be eligible for treatment as an ISO in the event such option is exercised more than one year following termination of employment due to death or Disability and provided further, in order to obtain ISO treatment for options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months of termination of employment.

(d)           The effect of a Change in Control on the vesting/exercisability of options, SARs and Restricted Stock Awards is as set forth in Article 4 hereof.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1                      Available Shares.  The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2                      Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to three hundred thousand (300,000) shares of Stock (all of which may be granted as ISOs).  The maximum number of shares of Stock that may be issued in conjunction with Restricted Stock Awards shall be one hundred thousand (100,000) shares of Stock.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)           Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of an option or SAR (other than a tandem SAR), a Restricted Stock Award, or other stock-based Award, shares of Stock covered by an Award shall only be counted as used to the extent they are actually issued.  Any shares of Stock related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares of Stock, shall be available again for grant under this Plan.  However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Stock shall be counted against the number of shares available for award under the Plan, regardless of the number of shares actually issued upon settlement of such Stock Appreciation Rights.  Further, any shares of Stock withheld to satisfy tax withholding obligations on Awards issued under the Plan, shares of Stock tendered to pay the exercise price of Awards under the Plan, and shares of Stock repurchased on the open market with the proceeds of an Option exercise will no longer be eligible to be returned as available shares of Stock under the Plan.  Any shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares, shall be available again for grant under this Plan.  The shares of Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

Section 3.3                      Limitations on Grants to Individuals.

                      (a)           Options and SARs.  The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year shall be one hundred thousand (100,000).  For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3.

(b)           Stock Awards.  The maximum number of shares of Stock that may be subject to Restricted Stock Awards described under Section 2.1(c) which are granted to any one Participant during any calendar year shall be one hundred thousand (100,000).

(c)           SARs Settled in Cash.  The maximum annual dollar amount that may be payable to a Participant pursuant to cash-settled SAR described under Section 2.1(b) which are granted to any one Participant during any calendar year shall be five hundred thousand dollars ($500,000).

(d)           Director Awards.  The maximum number of shares of stock that may be covered by awards granted to all non-Employee Directors, in aggregate, pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) shall be ten percent (10%) of all shares of Stock to be granted pursuant to Section 2.1(a) and Section 2.1(b) (relating to options and SARs) and the maximum number of shares of stock that may be covered by awards granted to all non-Employee Directors, in aggregate, under Section 2.1(c) (relating to Restricted Stock Awards) shall be ten (10%) percent of all shares of Stock to be granted pursuant to Section 2.1(c) (relating to Restricted Stock Awards).  The foregoing limitations shall not apply to cash-based Director fees that a non-Employee Director elects to receive in the form of shares of Stock or with respect to enticement awards made to new Directors.

(e)           Partial Performance.   Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate number of shares less than the maximum number of shares that could be awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum number of shares over the number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4                      Corporate Transactions.

(a)           General.   In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of options, SARs and Restricted Stock Awards in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding options, SARs and Restricted Stock Awards, and (iii) the Exercise Price of options and SARs.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, options, SARs or Restricted Stock Awards (including, without limitation, cancellation of options, SARs and Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of options, SARs or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or account principles. Unless otherwise determined by the Committee, any such adjustment to an option, SAR or Restricted Stock Award intended to qualify as “performance-based compensation” shall conform to the requirements of Section 162(m) of the Code and the regulations thereunder then in effect.

(b)           Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any options or SARs granted under the Plan which remain outstanding shall be converted into options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization or SARs having substantially the same terms and conditions as the outstanding options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger, provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding options and SARs be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the option or SAR being canceled.

(c)           The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events, other than those described above, affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.  The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on the Participants under this Plan.

Section 3.5                      Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1                      Consequence of a Change in Control.  Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the in terms of any Award Agreement:

(a)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or as to a Director, Termination of Service as a Director) following a Change in Control, all options and SARs then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the option or SAR).

(b)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1 hereof) (or as to a Director, Termination of Service as a Director) following a Change in Control, all Restricted Stock Awards described in Section 2.1(c) shall be fully earned and vested immediately.

(c)           In the event of a Change in Control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2                      Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (a “Person”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding Voting Securities, provided that, notwithstanding the foregoing and for all purposes of this Plan: (a) the term “Person” shall not include (1) the Company or any of its Subsidiaries, (2) an employee benefit plan of the Company or any of its Subsidiaries (including the Plan), and any trustee or other fiduciary holding securities under any such plan (but only with respect to the securities held under any such plan), or (3) a corporation or other entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company; (b) no Person shall be deemed the beneficial owner of any securities acquired by such Person in an Excluded Transaction; and (c) no Director or officer of the Company or any direct or indirect Subsidiary of the Company (or any affiliate of any such Director or officer) shall, by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any securities beneficially owned by any other such Director or officer (or any affiliate thereof); or

(b)           the Incumbent Directors cease, for any reason, to constitute a majority of the Whole Board; or

(c)           a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other corporations or entities is consummated, other than a plan of reorganization, merger, consolidation or similar transaction that is an Excluded Transaction, or the stockholders of the Company approve a plan of complete liquidation of the Company, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company or any bank Subsidiary of the Company is consummated; or

(d)           a tender offer is made for 25% or more of the outstanding Voting Securities of the Company and the stockholders owning beneficially or of record 25% or more of the outstanding Voting Securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror; or

(e)           a Potential Change in Control occurs, and the Board determines, pursuant to the vote of a majority of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such determination, to deem the Potential Change in Control to be a Change in Control for the purposes of this Plan.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of the acquisition of Stock or Voting Securities by the Company, which by reducing the number of shares of Stock or Voting Securities then outstanding, increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such award is to be triggered solely by a Change in Control, then with respect to such award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

               Section 5.1                      Administration. The Plan shall be administered by the members of the Compensation Committee of Citizens South Banking Corporation who are Disinterested Board Members.  If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any decision to make or administer awards that are made to Participants who at the time of consideration for such award (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the award.   The Board

(or those members of the Board who are “independent directors” under the corporate governance statutes of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2                      Powers of Committee.  The Committee’s administration of the Plan shall be subject to the following:

(a)           Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such awards (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

                                (c)           The Committee will have the authority to define terms not otherwise defined herein.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan are final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

                Section 5.3                      Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either:  (i) not then Covered Employees, and are not expected to be Covered Employees at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4                      Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5                      Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1                      General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2                      Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take affect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any award granted under this Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1                      No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c)           No Rights as a Stockholder.  Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2                      Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the option while held in the trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this sub-section “(iii)”, the option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of non-qualified options under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.  Restricted Stock Awards shall not be transferable prior to the time that such awards vest in the Participant.

Section 7.3                      Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4                      Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5                      Award Agreement.  Each award granted under the Plan shall be evidenced by an Award Agreement.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6                      Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7                      Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8                      Tax Withholding.  Where a Participant is entitled to receive cash or shares of Stock upon the vesting or exercise of an award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax which the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by, (i) with respect to an option or SAR settled in stock, reducing the number of shares of Stock subject to the option or SAR (without issuance of such shares of Stock to the option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; (ii) with respect to Restricted Stock Award, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting; or (iii) with respect to an SAR settled in cash, withholding an amount of cash.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under SFAS 123(R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the award were subject to minimum tax withholding requirements.

Section 7.9                      Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10                    Successors.  All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11                    Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12                    No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13                   Governing Law.  The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in Gaston County, North Carolina, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself, and any such legal action as he shall bring under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14                    Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15                     Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16                    Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, three (3) days after deposit in the U.S. mail; or

(c)           in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.  In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Chief Executive Officer and to the Corporate Secretary.

Section 7.17                     Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award.  Such events include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provisions of services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any  Subsidiary.

(b)           If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the twelve (12) month period following the first public issuance of filing with the Unites States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any Participant reimburse the Company for all or any part of the amount of any payment in settlement of any award granted hereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1                      In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan.  Such document is referred to as an agreement regardless of whether Participant signature is required.

(c)           “Board” means the Board of Directors of the Company.

(d)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(e)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(f)           “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(g)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(h)           “Committee” means the Committee acting under Article 5.

(i)           “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an award vests, as the Committee may determine in its sole discretion.

(j)           “Director” means a member of the Board of Directors of the Company or a Subsidiary, and also includes advisory directors and directors emeritus.

(k)           “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(l)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” or “Disabled” means that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)           “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(o)           “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(p)           “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(q)           “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I)  the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II)  if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III)  if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422.  For purposes of the exercise of an option, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(r)           Following a Change in Control, a termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to a Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control, (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(s)           “Incumbent Directors” means:

(I)           the individuals who, on the date hereof, constitute the Board; and

(II)           any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(t)           “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary other than a termination for Cause, or termination of employment by a Participant Employee for Good Reason.

(u)           “ISO” has the meaning ascribed to it in Section 2.1(a).

(v)           “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.

(w)           “Potential Change in Control” means:

(I)           the public announcement by any Person of an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

(II)           one or more transactions, events or occurrences that result in a change in control of the Company or any Subsidiary within the meaning of the Home Owners’ Loan Act, as amended, and the applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or

(III)           a proxy statement soliciting proxies from stockholders of the Company is filed or distributed, seeking stockholder approval of a plan of reorganization, merger, consolidation or similar transaction involving the Company and one or more other entities, but only if such plan of reorganization, merger, consolidation or similar transaction has not been approved by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds (2/3) of the Incumbent Directors then in office voting in favor of such plan of reorganization, merger, consolidation or similar transaction.

(x)           “Retirement” means retirement from employment as an Employee or Service as a Director on or after the occurrence of any of the following:

(I)           with respect to an Employee or Director, attainment of age 55 with the completion of 10 years of continuous Service or attainment of age 65 with the completion of 5 years of continuous Service; or

(II)          with respect to a Director, attainment of age 72 (age 70 in the case of a Director of the Bank).

Years of employment as an Employee or Service as a Director shall be aggregated for the purposes of this definition for any years of employment as an Employee or Service as a Director that did not occur simultaneously.

(x)           “SAR” has the meaning ascribed to it in Section 2.1(b).

(y)           “SEC” means the Securities and Exchange Commission.

(z)           “Securities Act” means the Securities Act of 1933, as amended from time to time.

(aa)           “Service” means service as an Employee, service provider or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(bb)           “Stock” means the common stock of the Company, $0.01 par value per share.

(cc)           “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(dd)           “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)           The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.  The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that such leave does not exceed six months day as, or if  longer, as long as the Employee’s right to reemployment is guaranteed either by statute or contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform services for the Company or a Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For  purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)           If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(IV)           A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(V)           Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section “(dd)”,the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further services performed will not exceed 49% of the average level of bona fide services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(VI)           With respect to a Participant Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(ee)           “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(ff)           “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

(gg)           “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

Section 8.2                      In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)           actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)           references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)           in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)           references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)           indications of time of day mean North Carolina time;

(f)           “including” means “including, but not limited to”;

(g)           all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)           all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)           the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)           any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)           all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

REVOCABLE PROXY

CITIZENS SOUTH BANKING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 12, 2008

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Citizens South Banking Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Gaston County Public Library at 1555 East Garrison Boulevard, Gastonia, North Carolina, at 10:30 a.m. (local time) on May 12, 2008.  The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

	FOR	VOTE WITHHELD
1.     The election as Directors of all nominees listed below each to serve for a three-year term

James J. Fuller
Charles D. Massey

INSTRUCTION:  To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

_____________________________

_____________________________

	☐	☐
	FOR	AGAINST	ABSTAIN
2. The approval of the Citizens South Banking Corporation 2008 Equity Incentive Plan	☐	☐	☐
	FOR	AGAINST	ABSTAIN
3. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE.  IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Citizens South Banking Corporation at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.  This proxy may also be revoked by sending written notice to the Secretary of Citizens South Banking Corporation at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from Citizens South Banking Corporation prior to the execution of this proxy of a Notice of the annual meeting, audited financial statements and a proxy statement dated April 10, 2008.

Dated:	, 2008	☐ Check Box if You Plan
to Attend Meeting

PRINT NAME OF STOCKHOLDER		PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER		SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder should sign.

Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.